As filed with the Securities and Exchange Commission on July 14, 2008
                                      Registration No. 333-_________


                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
                ---------------------------------------------
                                 FORM S-1
                           Registration Statement
                      Under the Securities Act of 1934

                         Trevenex Resources, Inc.
                       ("Trevenex" or the "Company")

         NEVADA                            1000                 26-1550187
------------------------------  ----------------------------  ---------------
(State or Jurisdiction of       (Primary Standard Industrial  (IRS Employer
Incorporation or Organization)  Classification Code Number)   Identification
                                                              No.)


                          25 West Cataldo, Suite A
                              Spokane, WA 99202
                          Telephone (509) 869-6877
                          Facsimile (509) 468-3203
       ----------------------------------------------------------------
       (Address and telephone number of principal executive offices and principal place of business)

                       Copies of all communications to:
                               Scott Wetzel
                   President and Chief Executive Officer
                          25 West Cataldo, Suite A
                              Spokane, WA 99202
                          Telephone (509) 869-6877
                          Facsimile (509) 468-3203
           (Name, address and telephone number of agent for service)

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                    CALCULATION OF REGISTRATION FEE

                                                       Proposed
                                                       maximum
Title of each class                                    offering   Amount of
of securities to be Dollar Amount to Number of Shares  price per registration
    registered        be registered  to be registered    unit        fee
------------------- ---------------- ---------------- ---------- ------------
Common Stock            $150,000        1,500,000       $0.10       $5.90
-----------------------------------------------------------------------------

(1) All 1,500,000 shares registered pursuant to this registration statement are to be offered by the selling security holders.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act, using the last sales price of the common stock in a private placement which closed on December 31, 2007.


The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                SUBJECT TO COMPLETION, DATED July 6, 2008

                         PRELIMINARY PROSPECTUS

                        TREVENEX RESOURCES, INC.

                    1,500,000 Shares of Common Stock

This prospectus relates to 1,500,000 shares of our common stock, which may be offered by the selling security holders identified in this prospectus for their own account. Once our shares of common stock are listed on a securities exchange such as the Over the Counter Bulletin Board, the selling security holders may sell common stock from time to time through the market on which the stock is quoted, at the prevailing market price or in negotiated transactions.

This offering is not an underwritten offering. The securities will be offered for sale by the selling security holders identified in this prospectus in accordance with the methods and terms described in the section of this prospectus entitled "Plan of Distribution." We will not receive any proceeds from the sale of the shares by these selling security holders.

Our common stock is not currently listed on any market or securities exchange. The last price per share of our common stock at which we issued shares in a private placement on December 31, 2007 was $0.10. The offering price of $0.10 per common share may not reflect the market price of our shares after the offering.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 19.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

   The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Shares Offered by                      Selling Agent   Proceeds to Selling
Selling Shareholders  Price to Public  Commissions     Shareholders
--------------------  ---------------  --------------  -------------------
Per Share                  $0.10       Not applicable         $0.10
Minimum Purchase      Not applicable   Not applicable     Not applicable
Total Offering           $150,000      Not applicable        $150,000

   Proceeds to the selling shareholders do not include offering costs, including filing fees, printing costs, legal fees, accounting fees, and transfer agent fees estimated at $25,000. Trevenex will pay these expenses.

              The date of this prospectus is July 6, 2008


                           TABLE OF CONTENTS

FORWARD LOOKING STATEMENT..............................................  3
PROSPECTUS SUMMARY.....................................................  4
SUMMARY FINANCIAL DATA.................................................  6
WHERE YOU CAN FIND ADDITIONAL INFORMATION..............................  6
GLOSSARY OF MINING TERMS...............................................  7
DESCRIPTION OF BUSINESS................................................ 11
DESCRIPTION OF PROPERTY................................................ 18
RISK FACTORS........................................................... 19
LEGAL PROCEEDINGS...................................................... 34
USE OF PROCEEDS........................................................ 34
DETERMINATION OF OFFERING PRICE........................................ 34
DILUTION............................................................... 35
MARKET FOR COMMON STOCK AND RELATED STOCKHOLDER MATTERS................ 35
CAPITALIZATION......................................................... 36
SELECTED AND SUMMARY FINANCIAL INFORMATION............................. 37
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.............. 38
      Overview......................................................... 38
      Results of Operations............................................ 39
      Liquidity and Capital Resources.................................. 39
      Critical Accounting Policies..................................... 40
      New Accounting Pronouncements.................................... 41
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS......... 42
MANAGEMENT............................................................. 44
      Directors, Executive Officers, Promoters and Control Persons..... 44
TRANSACTONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS 47
EXECUTIVE COMPENSATION................................................. 47
SELLING SHAREHOLDERS................................................... 48
PLAN OF DISTRIBUTION................................................... 51
DESCRIPTION OF REGISTRANT'S SECURITIES................................. 55
INDEMNIFICATION FOR SECURITIES ACT LIABILITY........................... 56
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
  AND FINANCIAL DISCLOSURE............................................. 56
LEGAL MATTERS.......................................................... 57
EXPERTS................................................................ 57
FINANCIAL STATEMENTS................................................... 58
PART II:  INFORMATION NOT REQUIRED IN PROSPECTUS....................... 84
SIGNATURES............................................................. 91


WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS DOES NOT OFFER TO SELL OR BUY ANY SHARES IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER.

          CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any supplement to this prospectus and the documents incorporated by reference include "forward-looking statements." To the extent that the information presented in this prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as "may," "will," "should," "might," "would," "intends," "anticipates," "believes," "estimates," "projects," "forecasts," "expects," "plans," and "proposes." Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the "Risk Factors" and "Management's Discussion and Analysis of and Plan of Operation" sections of this prospectus. These cautionary statements identify important factors that could cause actual results to differ materially from those described in the forward-looking statements. When considering forward-looking statements in this prospectus, you should keep in mind the cautionary statements in the "Risk Factors" section above and "Management's Discussion and Analysis or Plan of Operation" section below, and other sections of this prospectus.

The statements contained in this Registration Statement that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements regarding our expectations, objectives, anticipations, plans, hopes, beliefs, intentions or strategies regarding the future.

All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements. It is important to note that our actual results could differ materially from those included in such forward-looking statements. For a more detailed explanation of such risks, please see "Risk Factors" below. Such risks, as well as such other risks and uncertainties as are detailed in our SEC reports and filings for a discussion of the factors that could cause actual results to differ materially from the forward- looking statements.

The following discussion should be read in conjunction with the audited consolidated financial statements and the notes included in this prospectus and the section entitled "Management's Discussion and Analysis or Plan of Operation" included in this prospectus.

PROSPECTUS SUMMARY

                        Trevenex Resources, Inc.

Our Company

   Trevenex Resources, Inc. (referred to as Trevenex or Trevenex Resources) was organized under the laws of the State of Nevada on December 10, 2007 to assume and exercise an option from our President to acquire the Bayhorse Mine, located in Baker County, Oregon, consisting of 3 patented mining claims.

   Trevenex was formed to engage in the exploration for silver, copper and antimony. Our exploration property now comprises three patented mining claims and 66 unpatented mining claims in a contiguous block totaling 1365 acres. We refer to this block of mineral claims as the Bayhorse Silver Mine or the Bayhorse Silver Property.

   We will not receive any funds from the distribution of the shares of common stock offered by this prospectus since only shares of common stock held by existing shareholders are being registered hereby. In the event outstanding warrants are exercised in the future, we would receive funds from the issuance of common stock underlying the outstanding warrants. The shares may be offered in transactions on the OTC Bulletin Board once we have completed the listing process. The shares may be offered in negotiated transactions, or through a combination of such methods of distribution at prices relating to prevailing market prices or at negotiated prices. No commissions or discounts are being paid or allowed in conjunction with this distribution.

   To date, we have received no revenue from operations and ($51,496) represent our net losses since inception and through March 31, 2008.

   We are an exploration stage company and we have not realized any revenues to date. We do not have sufficient capital to enable us to commence and complete our exploration program. We will require financing in order to conduct the exploration program described in the section entitled, "Business of the Issuer." Our auditors have issued a going concern opinion, raising substantial doubt about our financial prospects and our ability to continue as a going concern.

   We are not a "blank check company," as we do not intend to participate in a reverse acquisition or merger transaction. Securities laws define a "blank check company" as a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person.

   Our principal executive offices are located at 25 West Cataldo, Suite A, Spokane, Washington 99202. Our telephone number is (509) 869-6877.

THE OFFERING

   We are registering shares of our common stock for sale by the selling security holders identified in the section of this prospectus entitled "Selling Security Holders."

Securities offered by Selling Shareholders   1,500,000 shares of common stock
Offering price                               $0.10 per share
Shares outstanding prior to the offering 1,500,000 shares of common stock Shares to be outstanding after the offering 1,500,000 shares of common stock
Use of proceeds                              We will not receive any proceeds
                                             from the sale of the common
                                             stock by the selling
                                             shareholder.

   We are bearing all costs relating to the registration of the common stock, which are estimated at $25,000. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

   We are paying the expenses of the offering because we seek to (i) become a reporting company with the Securities and Exchange Commission under the Securities Exchange Act of 1934 (the "1934 Act"); and (ii) enable our common stock to be traded on the OTC Bulletin Board. We believe that the registration of the resale of shares on behalf of our existing shareholder may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTC Bulletin Board. We have not yet determined whether we will separately register our securities under
Section 12 of the 1934 Act.

Number of Shares Being Offered

   This prospectus covers the resale by the selling stockholders named in this prospectus of up to 1,500,000 shares of our common stock. The offered shares were acquired by the selling stockholders in private placement transactions, which were exempt from the registration requirements of the Securities Act of 1933. The selling stockholders will sell their shares of our common stock at a fixed price of $0.10 per share until our common stock is quoted on the OTC Bulletin Board, or listed for trading or quotation on any other public market, other than quotation in the pink sheets, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market. Additionally, our company cannot provide any assurance that our common stock will be traded on the OTC Bulletin Board. Please see the Plan of Distribution section at page 51 of this prospectus for a detailed explanation of how the common shares may be sold.

                          SUMMARY FINANCIAL DATA
                          ----------------------

   The following summary financial and other data should be read in conjunction with "Management's Discussion and Analysis or Plan of Operation," and the financial statements and related notes of Trevenex Resources, Inc., appearing in this Prospectus beginning on page 38. The selected financial data was derived from our audited financial statements as December 31, 2007 and the unaudited statement ended March 31, 2008.

Selected Statements of Operations Data

                                    Period from        Period from
                                 December 10, 2007  December 10, 2007
                                  (inception) to     (inception) to
                                  March 31, 2008    December 31, 2007
                                 -----------------  -----------------
Revenues                         $              0   $              0
General and administrative
  expenses                       $       ($51,496)  $         (6,510)
Net Loss                         $       ($51,496)  $         (6,510)


Selected Balance Sheet Data

                                    Period from        Period from
                                 December 10, 2007  December 10, 2007
                                  (inception) to     (inception) to
                                  March 31, 2008    December 31, 2007
                                 -----------------  -----------------
Current assets                   $         38,467   $         80,290
Total assets                               78,467   $        120,290
Current liabilities                         9,663   $          6,500
Total stockholders' equity       $         68,804   $        120,290


                 WHERE YOU CAN FIND ADDITIONAL INFORMATION

   We have not previously been subject to the reporting requirements of the Securities and Exchange Commission. We have filed with the Commission a registration statement on Form S-1 under the Securities Act with respect to the shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our securities and us, you should review the registration statement and the exhibits and schedules thereto. Statements made in this prospectus regarding the contents of any contract or document filed as an exhibit to the registration statement are not necessarily complete. You should review the copy of such contract or document so filed.

   You can inspect the registration statement and the exhibits and the schedules thereto filed with the commission, without charge, at the office of the Commission at Judiciary Plaza, 100 F Street, NE, Washington, D.C. 20549. You can also obtain copies of these materials from the public reference section of the commission at 100 F Street, NE, Washington, D.C. 20549, at prescribed rates. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The Commission maintains a web site on the Internet that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at HTTP://WWW.SEC.GOV


                         REPORTS TO STOCKHOLDERS

   As a result of filing the registration statement, we are subject to the reporting requirements of the federal securities laws, and are required to file periodic reports and other information with the SEC. We will furnish our shareholders with annual reports containing audited financial statements certified by independent public accountants following the end of each fiscal year and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year following the end of such fiscal quarter.


                        GLOSSARY OF MINING TERMS

Assaying Laboratory examination that determines the content or proportion of a specific metal (ie: gold) contained within a sample. Technique usually involves firing/smelting.

Andesite A fine-grained, extrusive igneous rock composed mainly of plagioclase with other minerals such as hornblende, pyroxene and biotite.

Conglomerate     A coarse-grained clastic sedimentary rock, composed of
                 rounded to sub-angular fragments larger than 2 mm in diameter (granules, pebbles, cobbles, boulders) set in a fine-grained matrix of sand or silt, and commonly cemented by calcium carbonate, iron oxide, silica, or hardened clay;
                 the consolidated equivalent of gravel. The rock or mineral fragments may be of varied composition and range widely in size, and are usually rounded and smoothed from transportation by water or from wave action.

Core Drilling    Core drilling is a technique that utilizes a core drill
                 which is specifically designed to remove a cylinder of material or rock. The material left inside the drill bit is referred to as the core. Core drilling is used frequently in mineral exploration where the coring may be several hundred to several thousand feet in length. The core samples are recovered and examined by geologists for mineral percentages and stratigraphic contact points.

Development Stage   A "development stage" project is one which is undergoing
                 preparation of an established commercially mineable deposit for its extraction but which is not yet in production. This stage occurs after completion of a feasibility study.

Diabase An igneous rock equivalent to volcanic basalt which is generally found in dike and sill formations and is typically a shallow intrusive body.

Dyke or Dike     A tabular igneous intrusion that cuts across the bedding or foliation of the country rock.

Exploration Stage   An "exploration stage" prospect is one which is not in
                 either the development or production stage.

Fault A break in the continuity of a body of rock. It is accompanied by a movement on one side of the break or the other so that what were once parts of one continuous rock stratum or vein are now separated. The amount of displacement of the parts may range from a few inches to thousands of feet.

Geochemistry     The study of the distribution and amounts of the chemical
                 elements in minerals, ores, rocks, solids, water, and the atmosphere.

Geophysical Surveys   Refers to the systematic collection of geophysical data
                 pertaining to exploration for commercial minerals and metals. Geophysical surveys may use a variety of sensing instruments and data may be collected from below the Earth's surface.

Gneiss A foliated rock formed by regional metamorphism, in which bands or lens-shaped strata or bodies of rock of granular minerals alternate with bands or lens-shaped strata or bodies or rock in which minerals having flaky or elongate prismatic habits predominate.

Granitic         Pertaining to or composed of granite.

Intrusions       Masses of igneous rock that, while molten, were forced into or between other rocks.

IP Survey        Induced polarization (IP) Survey is a geophysical imaging
                 technique used to identify the location of subsurface materials and metals. The method is similar to electrical resistivity tomography where an electrical current is induced into the subsurface by two electrodes and the voltage is monitor through two other electrodes.

Magnetometer     A magnetometer is a scientific instrument used to measure
                 the strength and/or direction of the magnetic field in different types of rock structures. The magnetic field of different rock types can be influenced by the amount of metallic minerals contained in a rock formation.
                 Magnetometers are commonly used to differentiate rock types below the surface and to locate areas of mineralization.

Mineral A naturally formed chemical element or compound having a definite chemical composition and, usually, a characteristic crystal form.

Mineralization   A natural occurrence in rocks or soil of one or more metal yielding minerals.

Mineralized Material   The term "mineralized material" refers to material
                 that is not included in the reserve as it does not meet all of the criteria for adequate demonstration for economic or legal extraction.

Mining Mining is the process of extraction and beneficiation of mineral reserves to produce a marketable metal or mineral product. Exploration continues during the mining process and, in many cases, mineral reserves are expanded during the life of the mine operations as the exploration potential of the deposit is realized.

Outcrop That part of a geologic formation or structure that appears at the surface of the earth.

Permian Age      A geologic period ranging from 250 to 300 million years ago

Probable Reserve The term "probable reserve" refers to reserves for which quantity and grade and/or quality are computed from information similar to that used for proven (measured) reserves, but the sites for inspection, sampling, and measurement are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than that for proven reserves, is high enough to assume continuity between points of observation.

Production Stage A "production stage" project is actively engaged in the process of extraction and beneficiation of mineral reserves to produce a marketable metal or mineral product.

Reserve The term "reserve" refers to that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. Reserves must be supported by a feasibility study done to bankable standards that demonstrates the economic extraction. ("Bankable standards" implies that the confidence attached to the costs and achievements developed in the study is sufficient for the project to be eligible for external debt financing.) A reserve includes adjustments to the in-situ tons and grade to include diluting materials and allowances for losses that might occur when the material is mined.

Rhyolite Rhyolite is an igneous extrusive rock which is composed primarily of silica and feldspar.

Sedimentary      Formed by the deposition of sediment.

Shear A form of strain resulting from stresses that cause or tend to cause contiguous parts of a body of rock to slide relatively to each other in a direction parallel to their plane of contact.

Slickenslides    This term refers to a smoothly polished surface caused by
                 frictional movement between rock along the two sides of a fault. This surface is normally striated in the direction of movement of the fault.

Stope A large underground room or void supported by surrounding pillars of standing rock where ore has been mined and removed.

Strike The direction or trend that a structural surface, e.g. a bedding or fault plane, takes as it intersects the horizontal.

Tennantite       A copper arsenic mineral that contains minor amounts of
                 silver and gold. It is a grey-black or steel-gray mineral found in moderate temperature hydrothermal veins and contact metamorphic deposits.

Tetrahedrite     A copper antimony mineral similar to Tennantite, but
                 contains more iron and zinc.   It is a dark gray mineral
                 found in moderate to low temperature hydrothermal veins and in contact metamorphic deposits.

Unconformably    Not succeeding the underlying rocks in immediate order of
                 age or not fitting together with them as parts of a continuous whole.

Vein A thin, sheet like crosscutting body of hydrothermal mineralization, principally quartz.

VLF Very Low Frequency is useful for detecting the presence of sub-surfaces that contain metallic minerals and often used in conjunction with other geophysical surveys and exploration techniques. Several radio transmitters operate throughout the world in the VLF range, 15-30 kHz, and are used mainly for marine navigation, communication with submersed submarines, and other purposes. The principle of VLF subsurface exploration relates to the fact that electromagnetic fields are planar and horizontal. A conductor that strikes in the direction of the transmitter is cut by the magnetic vector, and these primary magnetic fields cause electric currents to flow in subsurface conductors, which can be measured by geologist.

Wall Rock        The rock adjacent to a vein.


                         DESCRIPTION OF BUSINESS

   Trevenex was organized under the laws of the State of Nevada on December 10, 2007 to engage in exploration of mineral properties in North America and specifically the Bayhorse Silver Mine, located in Baker County, Oregon. The Bayhorse Silver Mine has historically produced silver, copper, lead, zinc, and gold in a diverse zone of mineralization, which in management's opinion warrants continued investigation and exploration. The Bayhorse Property comprises 3 patented mineral claims and 66 unpatented claims, BH 1-66, which surround the patented mining claims and collectively there are a total of approximately 1365 acres which make up the property.

   The Bayhorse Property is located near the Snake River approximately 6.5 miles northeast of the town of Huntington, Oregon, in sections
8,9,16,17,19,20 and 21, T. 13 S., R. 45 E., Willamette Meridian. The area is presently accessible by a well maintained county road.

The registered mining claims are summarized below.

          Unpatented Mining Claims                   OMC #
             BH 1 through BH 66             163188 through 163253

           Patented Mining Claims           Mineral Survey Number
               OK Quartz Load                      M.S. 301
              Rapid Quarts Load                    M.S. 30o
             Bayhorse Quartz Load                  M.S. 133

   The report on the Bayhorse Silver Property and recommended exploration program was prepared by Greg Schifrin and Jessie Jennings. Greg Schifrin has a Bachelors Degree of Science in Geology from the University of Idaho, 1983, and has conducted graduate studies in water resource and site characterization. Mr. Schifrin has worked professionally as a geologist since 1982. Mr. Schifrin has managed hundreds of environmental and mineral exploration projects in the United States, Canada, and Mexico. Mr. Schifrin is a registered geologist in the state of Washington, License #2146, holds International Fire Code Institute UST License, Washington State Site Assessors License, and EPA Haz-Mat Certification and is a member of the NEBC, NGWA and NWMA. Greg Schifrin is the founder and principle of Minex Exploration, Inc.

   Jesse Jennings received his Bachelors of Science in Geology from the University of Idaho, 2004, and completed graduate studies in structural geology in 2006. Mr. Jennings has extensive experience in field-based geology ranging from Geodetic Tectonic surveys to the initiation and implementation of exploration programs. He uses an extensive geologic background in order to quantify and solve complex geologic problems relating to exploration and mineral assessment. Mr. Jennings is a member of AAPG and NWMA Mr. Jennings is a staff geologist for Minex Exploration, based in Sandpoint, Idaho.

   We are an exploration stage company and we cannot provide assurance to investors that our mineral claims contain a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is conducted and an evaluation by a professional geologist of the exploration program concludes economic feasibility.

Property Acquisitions Details
-----------------------------

   On December 26, 2007, Trevenex Resources, Inc. purchased the three patented mining claims for $20,000 and 200,000 shares of restricted common stock. All right, title and interest in the three patented claims were deeded to the company and recorded on December 26, 2007 (Recorder's File number: BO7 52 0194) in the county assessor's office in Baker City, Oregon, which is located in Baker County, Oregon. A Title Insurance Policy, number 73306-75050815 was issued in favor of the company by the Chicago Title Insurance Company of Oregon. In January 2008, Trevenex retained Minex Exploration, Inc. an independent exploration contract company to locate and file 66 unpatented mining claims contiguous and surrounding the three patented claims purchased by the company. Subsequently, these unpatented claims were recorded in Baker County, OR and with the office of the United States Bureau of Land Management in Portland, Oregon

Land Status, Topography, Location and Access
--------------------------------------------

   The Bayhorse Silver Mine is located on the Snake River approximately 58 miles from Baker City, Oregon and is accessible on a year round basis by a well maintained county road.

   The topography in eastern Oregon along the Snake River consists of a large
deep canyon and rugged terrain.   Supplies and services are available in the
towns of Farewell Bend, Huntington and Baker City, Oregon. Elevation on the property varies from 2,082 to 5,500 feet above sea level.

   The climate is typical of eastern Oregon, mild and generally dry in the spring, summer and fall, with some snowfall in the winter months up to 2 feet. The summers are usually warm with less rainfall. Year-round work is possible on the property. Vegetation is a limited with some evergreen trees.


Mining Claims
-------------

   The Bayhorse Silver Property comprises three patented mining claims containing a total of 45 acres and 66 unpatented mining claims consisting of 1,365 acres. The three patented mining claims were originally recorded on June 3, 1893. The 66 unpatented mining claims were located and filed from January 17th through January 24th, 2008, recorded in Baker County, Oregon on February 14, 2008 and filed with the Bureau of Land Management on March 24, 2008.

Regional Geology
----------------

   The Bayhorse Silver Property is positioned within a region that has experienced a tectonically disrupted series of volcanic rocks consisting of flows of andesite and rhyolite and intrusive rocks ranging from sills and dikes of both basalt and rhyolitic composition to coarse grain diabase. The beds strike generally east-west and show an average dip of 60 degrees.
Moving up section and generally to the north, the stratigraphy starts with a thick layer of coarse-grained andesite tuff of Permian age. Sitting above the andesite, there is a belt of stratified fine grained red and purple tuffs, which is the host lithology for the primary mineralization in the area. This member is bounded to the north by a 100-200 foot thick rhyolite flow of Triassic age. The rhyolite outcrops along the west shore and slope of the Snake River, indicating the spatial orientation of the rocks associated with the Bayhorse Property. The volcanic rock sequence continues up section to the north with a green colored schist/ andesitic agglomerate and then a fine grain volcanic tuff. Resting on top, capping the volcanic series, there is gypsum-bearing series, which contains schists, shales, and altered limestones. The main intrusive is a diabase vein which strikes approximately north and dips 50-60 degrees to the east. The mineralized vein ranges from 10-50 feet in width and is identified by the presence of feldspar laths. Based on superposition, the country rocks were tilted to their present attitude prior to the intrusions.

Geology of the Mineral Claims
-----------------------------

   The Bayhorse Silver Property is situated on a mineralized portion of a heavily faulted series of volcanic rocks. The lithologies range from coarse grain andesite to fine grain rhyolite with various intrusives. The mineralized zone occurs in both the highly silicified portion of the andesitic member and in small fractures in the hard, flinty rhyolite. The ore body is generally tabular to trough-like in shape and is transversed by veinlets and stringers of an arsenic rich variety of tetrahedrite, tennantite. There is silver, lead and zinc associated with and combined with copper, arsenic, and vanadium rich minerals, rather than the more common association with galena and sphalerite. There is also azurite and malachite staining on the walls of the excavated stopes. Additional minerals include the less common minerals enargite, dufrenoysite and cuprodesclosite. These minerals are roughly described as copper arsenic sulphides, and are indicative of the extent and complexity of mineralization in the area. The body of mineralization is bounded by fine grained fault gouge on all four sides, as well as the top and bottom, indicating that the ore exists as a structurally bound segment of an original body of rock. It is has not been determined if the ore existed pre faulting and is present in the continuation of the lithologic units, however, the degree of impermeability of the fault gouge is such that it would seem to preclude secondary, post movement mineralization.

   The distribution of mineralization on the Bayhorse Silver Property is controlled by three main faults, along with numerous secondary planes of movement. Earlier reports indicated that the northern extent of the mineralized zone terminates against a thick, gouge zone extending to a maximum of 5 feet. The rock is described as a fine-grained cataclasite comprised of fragments of red andesite and darker rhyolite of the hanging wall rock. The fault dips 60 degrees to the north parallel to the dip of the bedding planes. The Sunshine fault strikes N15 degrees W and dips 20-25 degrees to the south. This fault holds the ore body in the hanging wall and has an apparent normal offset of approximately 260 feet. The Sunshine Fault forms the floor of the previously mined ore body. A shallowly dipping fault zone striking N40E forms the roof of the earlier mined ore body as evidenced by slickenslides, which show down dip movement in the hanging wall of the system. This fault has not been assigned a proper name. The Osburn Fault lies to the west of the Bayhorse Silver Mine. The fault strikes approximately N15W and is steeply dipping to near vertical. The Ore body terminates against a fine grain, greenish fault gouge related to the fault on its western boundary. The Osburn Fault interactions in the area indicate a complex history of movement, which led to the present juxtaposition of distinct lithological members. It is suggested that the dominant faults are post mineralization and have subsequently offset an existing, more extensive zone of mineralization.

Exploration History of Previous Operations
------------------------------------------

   The Bayhorse Silver Mine operated from 1920-1925. Underground development consisted of a 500 foot drift that was driven on a mineralized vein structure. The drift followed the vein up approximately 80 feet and a large stope was excavated. In 1983, Cash Industries ran a drift on the same level as the stope, 485 feet in to the excavated area. Sunshine Mining Company and Homestake Mining Company did further exploration on the property until 1984. The property has been dormant since 1984

   Production records show dry ore shipments to both the Bunker Hill Smelter and the Tacoma Smelter. Tacoma reported a total of 203 tons of ore received between June 1920-April 1924, with average returns of 33.8 oz/ton Ag and 1.02% Cu. The Bunker Hill Smelter handled the bulk of ore shipped from the Bayhorse Mine. From 1920-1925, 4692.1595 tons of ore were shipped to Bunker Hill, with 138,710.97 ounces Ag recovered, showing an average of 29.56 oz/ton. Ore shipment records from 1984 showed 5,088 tons of ore shipped, but no average grades were recorded.

Cost Estimates and Proposed Exploration Program
-----------------------------------------------

Phase 1

   Phase I is a recommended program that will consist of implementing an orientation survey, for soil and rock Geochemistry and Geophysics, including Magnetometer/VLF, SP and IP Surveys. To determine viable methodology of operations, Geologic Mapping and sample Geochemistry will be carried out over the entire property and early stage core drilling. This work will accurately assess the property to determine if further work outlined in Phase II is necessary, and determine which techniques of data acquisition are appropriate for the Bayhorse Property.

Orientation survey over surface of known mineralized zone and outcrops
Soil Geochemical 100' x 25' grid sample 250 samples               $ 10,000.00

Geophysical Survey- Magnetometer / VLF; SP Survey; IP Survey      $ 20,000.00

Geologic Mapping and Rock Geochemical (50) samples                $ 20,000.00
                                                                  -----------

Orientation Survey                                                $ 50,000.00
                                                                  -----------

   The orientation survey will establish a working grid system, which will allow for accurate data acquisition, as well as provide the initial Geochemical and Geophysical data to determine which methodology is applicable.

Mapping, Geochemical Surveys and Geophysical Evaluation

Detailed geologic mapping on surface and open underground rock units
 and structure including additional rock geochemistry testing     $ 30,000.00

Soil Geochemical testing of property, grid soil sample and assay
1000 soil samples
 total distance is apx. 26 line miles                             $ 44,000.00

Geophysical Survey. Covers specific points on property

Magnetometer /VLF over property                                   $ 11,000.00

SP Survey over property                                           $ 10,000.00

IP Survey over selected SP Lines apx. 10 line miles               $ 45,000.00
                                                                  -----------

Mapping, Geochemical Testing and Geophysics                       $140,000.00

Phase I-Part 2

   Early stage drilling is necessary in order to determine the probability of an ore body at depth. Initial exploratory drilling will provide the basis for continued drilling and development outlined in Phase II.

Permitting & Indirect Costs                                       $ 15,000.00

Road Building                                                     $ 50,000.00

Core Drilling 1,500 ft @ $75/ft                                   $112,500.00

Core Logging, Sampling and Assay                                  $ 15,000.00

Geological Reporting and Management                               $ 25,000.00

Contingency                                                       $ 12,500.00

Early Stage Drilling Total                                        $230,000.00
                                                                  -----------

                                  TOTAL PHASE I                   $420,000.00
                                                                  -----------

Phase II

   Phase II development will expand upon initial findings from Phase I. The key points will be the expansion of drilling program, continued drill core logging, rock and soil sampling and assaying, revitalization of the underground workings, and continued management and development of the Bayhorse Property.

Core Drilling 10,000'@ $75/ft                                     $750,000.00

Core Logging, Sampling and Assay                                  $100,000.00

Underground Revitalization                                        $100,000.00

Geologist, Reporting, Modeling and Management                     $ 50,000.00

PHASE II TOTAL                                                  $1,000,000.00
                                                                -------------

TOTAL PHASE I AND PHASE II                                      $1,420,000.00
                                                                =============

COMPLIANCE WITH GOVERNMENT REGULATION

   We will be required to conduct all mineral exploration activities in accordance with the federal, state and county regulations. Such operations are subject to various laws governing land use, the protection of the environment, production, exports, taxes, labor standards, occupational health, waste disposal, toxic substances, well safety and other matters.

EMPLOYEES

   At present, we have no full time employees. We anticipate that we will be conducting most of our business through agreements with independent consultants and third parties.

                          DESCRIPTION OF PROPERTY

   The Bayhorse Silver Property comprises three patented mining claims containing a total of 45 acres and 66 unpatented mining claims consisting of 1,365 acres. The three patented mining claims were originally recorded on June 3, 1893. The 66 unpatented mining claims were located and filed from January 17th through January 24th, 2008 and recorded in Baker County, Oregon on February 14, 2008.

   The Bayhorse Property is located near the Snake River approximately 6.5 miles northeast of the town of Huntington, Oregon, in sections
8,9,16,17,19,20 and 21, T. 13 S., R. 45 E., Willamette Meridian. The area is presently accessible by a well maintained county road. The registered mining claims are summarized below.


          Unpatented Mining Claims                  OMC #
             BH 1 through BH 66             163188 through 163253

           Patented Mining Claims           Mineral Survey Number
               OK Quartz Load                      M.S. 301
              Rapid Quarts Load                    M.S. 30o
             Bayhorse Quartz Load                  M.S. 133

   On December 26, 2007, Trevenex Resources purchased the three patented mining claims and all right, title and interest in the three patented claims were deeded to Trevenex Resources and recorded on December 26, 2007 in the county assessor's office in Baker City, Oregon. In January 2008, we retained Minex, Inc. an independent exploration contract company to locate and file 66 unpatented mining claims contiguous and surrounding the three patented claims we purchased. Subsequently, these unpatented claims were record in Baker County, OR and with the office of the United States Bureau of Land Management in Portland, Oregon.

                                 RISK FACTORS

   Investing in our securities involves a high degree of risk. In addition to the other information contained in this registration statement, prospective purchasers of the securities offered herby should consider carefully the following factors in evaluating the Company and its business.

   The securities we are offering through this registration statement are speculative by nature and involve an extremely high degree of risk and should be purchased only by persons who can afford to lose their entire investment. We also caution prospective investors that the following risk factors could cause our actual future operating results to differ materially from those expressed in any forward looking statements, oral, written, made by or on behalf of us. In assessing these risks, we suggest that you also refer to other information contained in this registration statement, including our financial statements and related notes.

RISKS RELATED TO OUR COMPANY AND OUR INDUSTRY

We haves never earned a profit and we are currently operating under a net loss. There is no guarantee that we will ever earn a profit.

   From our inception on December 10, 2007 to the audited period ended December 31, 2007 and unaudited period through March 31, 2008, we have not generated any revenue. Rather, we operated under a net loss, and have an accumulated deficit of ($6,651) as of the audited period ended December 31, 2007 and an accumulated deficit of ($51,496) as of March 31, 2008. We do not currently have any revenue producing operations. We are not currently operating profitably, and it should be anticipated that we will operate at a loss at least until such time when the production stage is achieved, if production is, in fact, ever achieved.


If we do not obtain additional financing, our business will fail.

   We will need to obtain additional financing in order to complete our business plan. We currently do not have any operations and we have no income. We are an exploration stage company and we have not realized any revenues to date. We do not have sufficient capital to enable us to commence and complete our exploration program and based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for at least the next twelve months. We will require financing in order to conduct the exploration program described in the section entitled, "Business of the Issuer." We need to raise a minimum of $420,000 to complete the first phase of our exploration program and $1,000,000 to complete the second phase, for a total of $1,420,000 to complete both phases of our program. We do not have any arrangements for financing and we may not be able to find such financing if required. We will need to obtain additional financing to operate our business for the next twelve months, and if we do not our business will fail. We will raise the capital necessary to fund our business through a Prospectus and public offering of our common stock. Obtaining additional financing would be subject to a number of factors, including investor acceptance of mineral claims and investor sentiment. These factors may adversely affect the timing, amount, terms, or conditions of any financing that we may obtain or make any additional financing unavailable to us.


Our company was recently formed, and we have not proven that we can generate a profit. If we fail to generate income and achieve profitability and investment in our securities may be worthless.

   We have no operating history and have not proved we can operate successfully. We face all of the risks inherent in a new business. If we fail, your investment in our common stock will become worthless. From inception on December 10, 2007 to the audited period ended December 31, 2007 and the unaudited period ended March 31, 2008, we incurred a net loss of ($51,496) and did not earn any revenue. We do not currently have any revenue producing operations.


We have no operating history. There can be no assurance that we will be successful in our silver mineral exploration activities.

   We have no operating history on which to evaluate our potential for future success. Trevenex was formed on December 10, 2007. Our activities to date have been limited primarily to organization, initial capitalization and exercising an option to purchase all right, title and interest in three patented mining claims in Baker County, Oregon. As of this date, we have developed an initial business and operating plan, established an administrative office, started to identify prospective consultants to assist with the assessment of the mineral resources contained on the property. We have not generated any revenues and we do not have any mining operations. Since we have no experience as a company in managing ongoing mining development or operations, our limited history may not be indicative of future results or the potential of the Company.

   Our company has no history of operations. As a result of our brief operating history, there can be no assurance that that we will be successful exploring for silver and other metals. Our future performance will depend upon our management and its ability to locate and negotiate additional exploration opportunities in which we can participate. There can be no assurance that we will be successful in these efforts. Our inability to locate additional opportunities, to hire additional management and other personnel, or to enhance our management systems, could have a material adverse effect on our results of operations. There can be no assurance that our operations will be profitable.

There is a higher risk our business will fail because the officers and directors do not have formal training specific to the technicalities of mineral exploration.

   Mr. Scott Wetzel, our president, CEO and a member of our board of directors, does not have formal training as a geologist or in the technical aspects of management of a mineral exploration company. Mr. Wetzel lacks technical training and experience with exploring for, starting, and operating a mine. With no direct training or experience in these areas, he may not be fully aware of the specific requirements related to working within this industry. Mr. Wetzel's decisions and choices may not take into account the standard engineering or managerial approaches that most mineral exploration companies commonly utilize. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management's lack of experience in this industry.


We lack of any kind of production and will not in all likelihood have any production in the foreseeable future, if ever.

   We do not have a producing property or other sources of revenue. Our property does not contain inferred or proven reserves and we may never discover proven reserves on our property. Our property is just an exploration target and is currently not in production. We have no assured source of revenue in the future. Our long term survival will require that we develop a source of revenue, raise additional capital by the issuance of additional equity or enter into an agreement with a large strategic partner. Development of production on our property will be dependent on the results of further geologic testing and will require significant expenditures before production can begin. We cannot be sure that we will be able to generate revenue from our mining properties.

   Our exploration activities are highly speculative. Exploration for ore is speculative, and silver exploration is highly speculative in nature. Exploration projects by their very nature involve many risks and frequently are unsuccessful. There can be no assurance that our future exploration efforts for silver or other metals will be successful. Success in exploring for a commercial mineral deposit will be the result of a number of factors, including the following:

-        quality of management;
-        geological and technical expertise;
-        quality of land available for exploration; and
-        capital available for exploration.

   If we discover a commercial deposit containing silver or other metals, of which there is no assurance, it may take several years from the initial phases of exploration and drilling until production is possible during which time the economic feasibility of production may change. Mineral exploration, particularly for precious metals, is highly speculative in nature, capital intensive, involves many risks and frequently is nonproductive. There can be no assurance that our mineral exploration efforts will be successful. Substantial expenditures are required to establish mineral deposits or ore reserves through drilling, to determine metallurgical processes to extract the metals from the ore and, in the case of new properties, to construct mining and processing facilities. As a result of these uncertainties, no assurance can be given that our exploration programs will result in the discovery of commercial mineral resources or reserves.


We may find it very difficult to find suitable employees in the future or to find third party consultants to assist us at the present.

   We currently rely heavily upon the services and expertise of Scott Wetzel and Ted Wagner. In order to implement our business plan, management recognizes that additional staff will be required at some point in the future. However, on a near term basis, we will outsource most services and utilize independent consultants as much as possible. The three officers are the only personnel at the outset of operations. The three officers can manage the office functions until we can generate enough revenues to hire additional employees. Due to the recent increase in mineral exploration, finding outside consultants to assist us may be impossible or costly.


We are controlled by our officers and directors, and, as such, you may have no effective voice in our management.

   Upon the completion of this offering, our officers and directors, will beneficially own approximately 20% of our issued and outstanding common stock. Our officers and directors will exercise control over all matters requiring shareholder approval, including the possible election of additional directors and approval of significant corporate transactions. If you purchase shares of our common stock, you may have no effective voice in our management.

We are solely governed by our officers and directors, and, as such, there may be significant risk of a conflict of interest.

   Our officers and directors will make decisions such as the approval of related party transactions, the compensation of officers, and the oversight of the accounting function. There will be limited segregation of executive duties and there may not be effective disclosure and accounting controls to comply with applicable laws and regulations, which could result in fines, penalties and assessments against us. Accordingly, the inherent controls that arise from the segregation of executive duties may not prevail. In addition, the officers and directors will exercise full control over all matters that typically require the approval of a board of directors. The actions of our officers and directors are not subject to the review and approval of outside members of our board of directors and, as such, there may be significant risk of a conflict of interest.

   Our officers and directors, exercise control over all matters requiring shareholder approval including the election of directors and the approval of significant corporate transactions. Insofar as our officers and directors, they will make all decisions as to which project we undertake, there is a risk of a conflict of interest arising between the duties of any of the officers or directors in their role as an officer or a director, with their own personal, financial and business interests in other business ventures distinct and separate from the interests of our company.

   Their personal interests may not, during the ordinary course of business, coincide with the interests of the shareholders and, in the absence of effective segregation of duties; there is a risk of a conflict of interest. We have not voluntarily implemented various corporate governance measures, in the absence of which, shareholders may have fewer protections against the transactions implemented by the existing officers and directors, such as conflicts of interest and similar matters.

   We have not adopted corporate governance measures such as an audit or other independent committees as we presently only have one independent director. Shareholders should bear in mind our current lack of corporate governance measures in formulating their investment decisions.


We are controlled by our officers and directors, and we may lack the ability to successfully implement its growth plans.

   Two of our officers and directors, have no career experience related to mineral exploration. Only one of our officers and directors has any career experience in the mining industry and only limited experience in exploration. Accordingly, our officers and directors may be unable to successfully operate and develop our business. We cannot guarantee that we will overcome this obstacle. There may be additional risk in that our officers and directors may lack the ability to successfully implement growth plans given that the absence of an executive management team, and that all plans rely exclusively on the ability and management of our officers and directors.

Because our officers and directors have other business interests or are employed by other companies, they may not be able or willing to devote a sufficient amount of time to our business operations, which may cause our business to fail.

   It is possible that the demands on our officers and directors, from their existing employment and from other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business. Our officers and directors will devote fewer than 12-15 hours per month or 3-4 per week to the affairs of our company. In addition, our officers and directors may not possess sufficient time to manage our business if the demands of managing their own businesses increased substantially.


The imprecision of mineral deposit estimates may prove any resource calculations that we make to be unreliable.

   Mineral deposit estimates and related databases are expressions of judgment based on knowledge, mining experience, geophysical surveys and analysis of drilling results and industry practices. Valid estimates made at a given time may significantly change when new information becomes available. By their nature, mineral deposit estimates are imprecise and depend upon statistical inferences, which may ultimately prove unreliable. Mineral deposit estimates included here, if any, have not been adjusted in consideration of these risks and, therefore, no assurances can be given that any mineral deposit estimate will ultimately be reclassified as reserves. If the Company's exploration program locates a mineral deposit, there can be no assurances that any of such deposits will ever be classified as reserves.


We are sensitive to fluctuations in the price of silver and base metals, which is beyond our control. The price of silver is volatile and price changes are beyond our control.

   The price of silver can fluctuate. The prices of silver have been and will continue to be affected by numerous factors beyond our control. Factors that affect the price of silver include the demand from consumers for products that use silver, economic conditions, over supply from secondary sources and costs of production. Price volatility and downward price pressure, which can lead to lower prices, could have a material adverse effect on the costs or the viability of the Bayhorse Silver Mine project.

   The volatility of metals prices in general may adversely affect our exploration efforts. If prices for silver decline, it may not be economically feasible for us to continue our exploration of our property or to interest a joint venture partner in developing commercial production at our property. We may make substantial expenditures for exploration or development of the property, which cannot be recovered if production becomes uneconomical. Silver prices historically have fluctuated widely, based on numerous factors including, but not limited to:

  o  industrial and jewelry demand;
  o market supply from new production and release of existing bullion stocks;
  o  central bank lending, sales and purchases of gold;
  o  forward sales of gold by producers and speculators;
  o  production and cost levels in major gold-producing regions;
  o rapid short-term changes in supply and demand because of speculative or hedging activities; and
  o macroeconomic factors, including confidence in the global monetary system; inflation expectations; interest rates and global or regional political or economic events.


Mineral exploration and prospecting is highly competitive and speculative business and we may not be successful in seeking available opportunities.

   The process of mineral exploration and prospecting is a highly competitive and speculative business. Individuals are not subject to onerous accreditation and licensing requirements prior to beginning mineral exploration and prospecting activities, and as such the company, in seeking available opportunities, will compete with numerous individuals and companies, including established, multi-national companies that have substantially more experience and resources than our company. The exact number of active competitors at any one time is heavily dependent on current economic conditions; however, statistics provided by the AEBC (The Association for Mineral Exploration, British Columbia), state that approximately 1000 mining companies operate in North America. Each one of these companies can be considered to be in competition with Trevenex Resources for mineral resources in North America. The Government of Canada at, http://mmsd1.mms.nrcan.gc.ca/mmsd/exploration/default_e.asp, reports that in 2006, $140.6 billion was spent in mineral exploration activities in British Columbia.

   Because we may not have the financial and managerial resources to compete with other companies, we may not be successful in our efforts to acquire projects of value, which, ultimately, become productive. However, while we compete with other exploration companies for the rights to explore other claims, there is no competition for the exploration or removal of mineral from our claims by other companies, as we have no agreements or obligations that limit our right to explore or remove minerals from our claims.

Compliance with environmental considerations and permitting could have a material adverse effect on the costs or the viability of our projects. The historical trend toward stricter environmental regulation may continue, and, as such, represents an unknown factor in our planning processes.

   All mining is regulated by the government agencies at the Federal, State and County levels of government in the United States. Compliance with such regulation has a material effect on the economics of our operations and the timing of project development. Our primary regulatory costs have been related to filing fees pertaining to the location of 66 unpatented mining claims which were staked on Federal ground. In the event mineralization of commercial interest would be found by the proposed exploration program, obtaining licenses and permits from government agencies before the commencement of mining activities would be very expensive and time consuming. An environmental impact study that must be undertaken on our property in order to obtain governmental approval to commence and conduct mining on our property.

   The possibility of more stringent regulations exists in the areas of worker health and safety, the dispositions of wastes, the decommissioning and reclamation of mining and milling sites and other environmental matters, each of which could have an adverse material effect on the costs or the viability of a particular project. Compliance with environmental considerations and permitting could have a material adverse effect on the costs or the viability of our projects.


We face substantial governmental regulation.

   Safety. If we commence mining operations, we will be subject to inspection and regulation by the Mine Safety and Health Administration of the United States Department of Labor ("MSHA") under the provisions of the Mine Safety and Health Act of 1977. The Occupational Safety and Health Administration ("OSHA") also has jurisdiction over safety and health standards not covered by MSHA.

   Current Environmental Laws and Regulations. We must comply with environmental standards, laws and regulations that may result in greater or lesser costs and delays depending on the nature of the regulated activity and how stringently the regulations are implemented by the regulatory authority. The costs and delays associated with compliance with such laws and regulations could stop us from proceeding with the exploration of a project or the operation or future exploration of a mine. Laws and regulations involving the protection and remediation of the environment and the governmental policies for implementation of such laws and regulations are constantly changing and are generally becoming more restrictive. We expect to make in the future significant expenditures to comply with such laws and regulations. These requirements include regulations under many state and U.S. federal laws and regulations, including

  o the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA" or "Superfund") which regulates and establishes liability for the release of hazardous substances;
  o  the U.S. Endangered Species Act;
  o  the Clean Water Act;
  o  the Clean Air Act;
  o  the U.S. Resource Conservative and Recovery Act ("RCRA");
  o  the Migratory Bird Treaty Act;
  o  the Safe Drinking Water Act;
  o  the Emergency Planning and Community Right-to-Know Act;
  o  the Federal Land Policy and Management Act;
  o  the National Environmental Policy Act; and
  o  the National Historic Preservation Act.

The United States Environmental Protection Agency continues the development of a solid waste regulatory program specific to mining operations such as ours, where the mineral extraction and beneficiation wastes are not regulated as hazardous wastes.

Our property is in a historic mining district with past production and abandoned mines. We are exposed to liability, or assertions of liability that would require expenditure of legal defense costs, under joint and several liability statutes for cleanups of historical wastes that have not yet been completed.

   Environmental Regulations. Environmental laws and regulations may also have an indirect impact on us, such as increased costs for electricity due to acid rain provisions of the United States Clean Air Act Amendments of 1990. Charges by refiners to which we may sell any metallic concentrates and products have substantially increased over the past several years because of requirements that refiners meet revised environmental quality standards. We have no control over the refiner's operations or their compliance with environmental laws and regulations.

   Potential Legislation. Changes to the current laws and regulations governing the operations and activities of mining companies, including changes in permitting, environmental, title, health and safety, labor and tax laws, are actively considered from time to time. We cannot predict such changes, and such changes could have a material adverse impact on our business. Expenses associated with the compliance with such new laws or regulations could be material. Further, increased expenses could prevent or delay exploration projects and could, therefore, affect future levels of mineral production.

   Governmental regulation. If we commence mining operations in the future, we will be subject to inspection and regulation by:

 o Mine Safety and Health Administration of the United States Department of Labor ("MSHA") under the provisions of the Mine Safety and Health Act of 1977.
 o The occupational Safety and Health Administration ("OSHA") also has jurisdiction over safety and health standards not covered by MSHA.

We are subject to environmental risks.

   Environmental Liability. We are subject to potential risks and liabilities associated with pollution of the environment and the disposal of waste rock and materials that could occur as a result of our mineral exploration and production. To the extent that we are subject to environmental liabilities, the payment of such liabilities or the costs that we may incur to remedy environmental pollution would reduce funds otherwise available to us and could have a material adverse effect on our financial condition or results of operations. If we are unable to fully remedy an environmental problem, we might be required to suspend operations or enter into interim compliance measures pending completion of the required remedy. The potential exposure may be significant and could have a material adverse effect on us. We have not purchased insurance for environmental risks (including potential liability for pollution or other hazards as a result of the disposal of waste products occurring from exploration and production) because it is not generally available at a reasonable price.

   Environmental Permits. All of our exploration activities are subject to regulation under one or more of the various State and Federal environmental laws and regulations in the U.S. Many of the regulations require us to obtain permits for our activities. We must update and review our permits from time to time, and are subject to environmental impact analyses and public review processes prior to approval of the additional activities. It is possible that future changes in applicable laws, regulations and permits or changes in their enforcement or regulatory interpretation could have a significant impact on some portion of our business, causing those activities to be economically reevaluated at that time.

   Those risks include, but are not limited to, the risk that regulatory authorities may increase bonding requirements beyond our financial capabilities. The posting of bonding in accordance with regulatory determinations is a condition to the right to operate under all material operating permits, and therefore increases in bonding requirements could prevent our operations from continuing even if we were in full compliance with all substantive environmental laws.


There may be possible title defects on our patented mining claims.

   Undetected title defects could affect our interest in the three patented claims owned by the Company. We have investigated title to all of our patented mineral claims and have obtained title opinions and title insurance with respect to our three patented claims. To the best of our knowledge, title to all of our properties is in good standing. This should not be construed as a guarantee of title and there is no guarantee that title to our properties will not be challenged or impugned. Any challenge to our title could delay the exploration, financing, and development of the property and could ultimately result in the loss of some or all of our interest in a property. Any of our properties may be subject to prior unregistered agreements or transfers or native land claims and title may be affected by undetected defects. Our property consists of unpatented mining claims. Maintenance of unpatented mining claims requires the payment of annual fees to the federal government. Inadvertent failure to pay the fees would result in loss of the affected claims.


Mining and exploration activities are subject to extensive regulation by federal and provincial governments. Future changes in governments, regulations and policies, could adversely affect our results of operations for a particular period and our long-term business prospects.

   Mining and exploration activities are subject to extensive regulation by government. Such regulation relates to production, development, exploration, exports, taxes and royalties, labor standards, occupational health, waste disposal, protection and remediation of the environment, mine and mill reclamation, mine and mill safety, toxic substances and other matters. Compliance with such laws and regulations has increased the costs of exploring, drilling, developing, constructing, operating mines and other facilities. Furthermore, future changes in governments, regulations and policies, could adversely affect the Company's results of operations in a particular period and its long-term business prospects.

   The development of mines and related facilities is contingent upon governmental approvals, which are complex and time consuming to obtain and which, depending upon the location of the project, involve various governmental agencies. The duration and success of such approvals are subject to many variables outside the Company's control.


RISKS RELATED TO OUR FINANCIAL CONDITION AND BUSINESS MODEL

We have not paid any cash dividends on our shares of common stock and do not anticipate paying any such dividends in the foreseeable future.
Accordingly, investors will only see a return on their investments if the value of the shares appreciates.

   Payment of future dividends, if any, will depend on our earnings and capital requirements, our debt facilities and other factors considered appropriate by our board of directors. To date, we have not paid any cash dividends on our common stock and do not anticipate paying any such dividends in the foreseeable future. Accordingly, investors will only see a return on their investments if the value of the shares appreciates.

If we do not conduct mineral exploration on our mineral claims and keep the claims in good standing, then our right to the mineral claims will lapse and we will lose everything that we have invested and expended towards these claims.

   We must complete mineral exploration work on our 66 unpatented mineral claims and keep the claims in good standing. If we do not fulfill our work commitment requirements on our claims or pay the fee to keep the claims in good standing, then our right to the claims will lapse and we will lose all interest that we have in these mineral claims. We are obligated to spend $100 per year on annual assessment work.


Because of our limited resources and the speculative nature of our business, there is a substantial doubt as to our ability to operate as a going concern.

   The report of our independent auditors, on our audited financial statements for the audited period ended December 31, 2007 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Our continued operations are dependent on our ability to obtain financing and upon our ability to achieve future profitable operations from the development of our mineral properties. If we are not able to continue as a going concern, it is likely investors will lose their investment.


RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK

We will need to raise additional capital, in addition to the financing as reported in this registration statement. In so doing, we will further dilute
the total number of shares issued and outstanding.   There can be no
assurance that this additional capital will be available or accessible by us.

   Trevenex Resources will need to raise additional capital, in addition to the financing as reported in this registration statement, by issuing additional shares of common stock and will, thereby, increase the number of common shares outstanding. There can be no assurance that this additional capital will be available to meet these continuing exploration and development costs or, if the capital is available, that it will be available on terms acceptable to us. If we are unable to obtain financing in the amounts and on terms deemed acceptable, our business and future success will almost certainly be adversely affected. If we are able to raise additional capital, we cannot be assured that it will be on terms that enhance the value of our common shares.

If we complete a financing through the sale of additional shares of our common stock in the future, then our shareholders will experience dilution.

   The most likely source of future financing presently available to us is through the sale of shares of our common stock. Any sale of common stock will result in dilution of equity ownership to existing shareholders. This means that if we sell shares of our common stock, more shares will be outstanding and each existing shareholder will own a smaller percentage of the shares then outstanding. To raise additional capital we may have to issue additional shares, which may substantially dilute the interests of existing shareholders. Alternatively, we may have to borrow large sums, and assume debt obligations that require us to make substantial interest and capital payments.


There is no market for our common stock and the stock is not currently listed on any exchange, which limits our shareholders ability to resell their shares or pledge them as collateral.

   There is currently no public market for our shares, and we cannot assure you that a market for our stock will develop. Consequently, investors may not be able to use their shares for collateral or loans and may not be able to liquidate at a suitable price in the event of an emergency. In addition, investors may not be able to resell their shares at or above the price they paid for them or may not be able to sell their shares at all. Our shares are not currently listed on any stock exchange. However, if our shares should become listed, of which there is no assurance, we will be subject to the "penny stock" rules, the level of trading activity in our stock may be reduced which may make it difficult for investors to sell their shares. Our common stock is penny stock as defined by the Exchange Act. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on NASDAQ. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. The reluctance of institutional investors to trade penny stocks and the additional burdens imposed upon stockbrokers by these requirements discourages stockbrokers from effecting transactions in our common stock, which may limit the market liquidity and the ability of investors to trade our common stock. The lack of volume and transactions, if and when it becomes listed on an exchange, in our stock may reduce the overall market value of the common stock.


If a public market for our stock is developed, future sales of shares under Rule 144 could negatively affect the market price of our common stock.

   If a public market for our stock is developed, then sales of common stock in the public market could adversely affect the market price of our common stock. There are at present 1,500,000 shares of common stock issued and outstanding. On December 10, 2007, we issued 300,000 shares of restricted
common stock issued at $.001 to three founders.   On December 26, 2007,
pursuant to an assignment of an Option to Purchase Agreement dated December 14, 2007 from Scott Wetzel one of the founders and President/CEO, we exercised the option to purchased three patented mining claims located in Baker County, Oregon. As a part of that transaction, we issued 200,000 shares of restricted common stock at $.001 per share to Ibex Minerals, Inc., a non-affiliated company. These 500,000 total outstanding shares have not been registered with the Securities Exchange Commission or any State securities agency and which are currently restricted pursuant to Rule 144 promulgated by the SEC under the 1933 Act. Rule 144 provides, in essence, that a person holding restricted securities for six months from the date the securities were purchased from the issuer, or an affiliate of the issuer, and fully paid, may sell limited quantities of the securities to the public without registration, provided there shall be certain public information with respect to the issuer. Pursuant to Rule 144, securities held by non-affiliates for more than one year may generally be sold without reference to the current public information or broker transaction requirements, or the volume limitations. None of the current outstanding restricted shares are available for resale pursuant to Rule 144. The sale of some or all of the currently restricted shares of common stock could have a material negative impact upon the market price of the shares if a market for the share should develop in the future.


Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations and the NASD's sales practice requirements, which may limit a stockholder's ability to buy and sell our stock.

   Our share of common stock may be deemed to be "penny stock" as that term is defined in Regulation Section "240.3a51-1" of the Securities and Exchange Commission (the "SEC"). Penny stocks are stocks: (a) with a price of less than U.S. $5.00 per share; (b) that are not traded on a "recognized" national exchange; (c) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ - where listed stocks must still meet requirement (a) above); or (d) in issuers with net tangible assets of less than U.S. $2,000,000 (if the issuer has been in continuous operation for at least three years) or U.S. $5,000,000 (if in continuous operation for less than three years), or with average revenues of less than U.S. $6,000,000 for the last three years.

   Section "15(g)" of the United States Securities Exchange Act of 1934, as amended, and Regulation Section "240.15g(c)2" of the SEC require broker dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in our common stock are urged to obtain and read such disclosure carefully before purchasing any common shares that are deemed to be "penny stock".

   Moreover, Regulation Section "240.15g-9" of the SEC requires broker dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker dealer to: (a) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (b) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (c) provide the investor with a written statement setting forth the basis on which the broker dealer made the determination in (ii) above; and (d) receive a signed and dated copy of such statement from the investor confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for investors in our shares of common stock to resell their shares to third parties or to otherwise dispose of them. Stockholders should be aware that, according to Securities and Exchange Commission Release No. 34-29093, dated April 17, 1991, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include:

(i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer

(ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases

(iii) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons

(iv) excessive and undisclosed bid-ask differential and markups by selling broker-dealers

(v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses

   Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.


                              LEGAL PROCEEDINGS

   We know of no material, existing or pending legal proceedings against our company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest


                               USE OF PROCEEDS

   This prospectus relates to 1,500,000 shares of our common stock, which may be sold from time to time by the selling security holders. We will not receive any part of the proceeds from the sale of common stock by the selling security holders. We will, however, incur all costs associated with this registration statement and prospectus. Our company estimates the total costs that will be incurred by our company in connection with the registration statement and prospectus will be approximately $25,000.


                        DETERMINATION OF OFFERING PRICE

   The selling stockholders may sell their shares of our common stock at a fixed price of $0.10 per share until shares of our common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other public market, other than quotation in the pink sheets, and thereafter at prevailing market prices or privately negotiated prices. Our common stock is not now, nor has ever been, traded on any market or securities exchange and we have not applied for listing or quotation on any public market. Our company, however, cannot provide our investors with any assurance that our common stock will ever be traded on the OTC Bulletin Board or on any other exchange. The offering price of $0.10 per share has been determined arbitrarily and does not have any relationship to any established criteria of value, such as book value or earning per share. Additionally, because we have no significant operating history and have not generated any material revenue to date, the price of the common stock is not based on past earnings, nor is the price of the common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

                                  DILUTION

The common stock to be sold by the selling shareholder is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.


    MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND
                        RELATED STOCKHOLDER MATTERS

   Our common stock is not traded on any securities exchange and there is currently no market for our common stock.

   We do not have any outstanding options, warrants or other derivative securities. None of the 1,500,000 outstanding shares can currently be sold pursuant to Rule 144. We have agreed to register all 1,500,000 shares of common stock currently outstanding.

   As of June 30, 2008 there were 46 holders of record of our common stock, of which 1,500,000 were issued and outstanding, par value $0.001. There are no options, warrants or other derivative securities outstanding. The transfer agent of Trevenex Resources is Nevada Agency and Trust Company, 50 West Liberty Street, Suite 880, Reno, Nevada 89501.

Dividend Policy

   Our board of directors determines any payment of dividends. We have never paid cash dividends on our common stock. We presently intend to retain future earnings, if any, to finance the expansion of our business and we do not anticipate that any cash dividends will be paid in the foreseeable future. Our future dividend policy will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors.

Equity Compensation Plan Information

   The following table sets forth information about the common stock available for issuance under compensatory plans and arrangements as of June 30, 2008.

                                   (a)            (b)             (c)
                                                                Number
                                                             of securities
                                Number of                 remaining available
                                securities      Weighted      for future
                                  to be         average        issuance
                               issued upon      exercise      under equity
                               exercise of      price of   compensation plans
                               outstanding     outstanding     (excluding
                                 options         options       securities
                                 warrants        warrants      reflected
Plan Category                   and rights      and rights    in column a))
----------------------------  --------------  --------------  --------------
Equity compensation plan
approved by security holders
(1)                                  0              $0           1,000,000

Total                                0              $0           1,000,000


(1) On December 10, 2007 the shareholders of Trevenex Resources adopted the 2007 Non-Qualified Stock Option and Stock Appreciation Rights Plan with 1,000,000 shares of common stock reserved for issuance under the Plan under which the board of directors may grant incentive or non-statutory stock options to officers, directors, employees, consultants and advisors of Trevenex Resources.


                               CAPITALIZATION

The following tables set forth our capitalization (unaudited) as of March 31, 2008 and (audited) as of December 31, 2007. This table should be read in conjunction with our financial statements and notes thereto.


                                           March 31, 2008  December 31, 2007
                                           --------------  -----------------
CURRENT LIABILITIES
   Accrued expenses                        $       9,663              6,500

STOCKHOLDERS' EQUITY
  Common stock, $0.001 par value;
    100,000,000 shares authorized,
    1,500,000 issued and outstanding,
    Respectively                                   1,500              1,500
Additional paid-in capital                       118,800            118,800
Accumulated deficit                              (51,496)            (6,510)

TOTAL STOCKHOLDERS' EQUITY                        68,804            113,790

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY $      78,467            120,290

                SELECTED AND SUMMARY FINANCIAL INFORMATION

Annual Information

   The following tables set forth selected financial data from December 10, 2007 (inception) to December 31, 2007. The consolidated statement of operations data and balance sheet data are derived from the audited financial statements of Trevenex. The following selected financial data for the period ended December 31, 2007, should be read in conjunction with Management's Discussion and Analysis of Financial Condition and Results of Operations and the Financial Statements, including the notes thereto, which are presented elsewhere in the prospectus.

Statements of Operations Data:
------------------------------

                                    Period from        Period from
                                 December 10, 2007  December 10, 2007
                                  (inception) to     (inception) to
                                  March 31, 2008    December 31, 2007
                                    (unaudited)          (audited)
                                 -----------------  -----------------
Revenues                         $              0   $              0
General and administrative
  expenses                       $       ($51,496)  $         (6,510)
Net Loss                         $       ($51,496)  $         (6,510)


Selected Balance Sheet Data:
----------------------------

                                    Period from        Period from
                                 December 10, 2007  December 10, 2007
                                  (inception) to     (inception) to
                                  March 31, 2008    December 31, 2007
                                    (unaudited)          (audited)
                                 -----------------  -----------------
Current assets                   $         38,467   $         80,290
Total assets                               78,467   $        120,290
Current liabilities                         9,663   $          6,500
Total stockholders' equity       $         68,804   $        120,290

        MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

OVERVIEW

   The following discussion of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and the notes to those statements included elsewhere in this prospectus. In addition to the historical consolidated financial information, the following discussion and analysis contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" and elsewhere in this prospectus.

   Our business plan is to proceed with the exploration of the Bayhorse Silver property to determine whether there is a potential for massive sulfide deposit located on the claims that comprise the mineral claims. We have decided to proceed with the exploration program recommended by the geological report. We anticipate that the two phases of the recommended geological exploration program will cost approximately $420,000 for Phase I and $1,000,000 for Phase II. We had $80,290 in cash reserves as of the audited period ended December 31, 2007. The lack of cash has kept us from conducting any exploration work on the property. We will not be able to undertake the outlined exploration program unless we are able to secure additional equity or debt capital.

   We anticipate that we will incur the following expenses over the next twelve months:

  o $12,000 in connection with conduction annual assessment work on the unpatented claims and taxes on patented claims;
  o $420,000 in connection with the completion of Phase I of our recommended geological work program;
  o $1,000,000 in connection with the completion of Phase II of our recommended geological work program;
  o $250,000 for operating expenses, outside consultants, including professional legal and accounting expenses associated with compliance with the periodic reporting requirements after we become a reporting issuer under the Securities Exchange Act of 1934, but excluding expenses of the offering.

   If we determine not to proceed with further exploration of our mineral claims due to a determination that the results of our initial geological program do not warrant further exploration or due to an inability to finance further exploration, we plan to pursue the acquisition of an interest in other mineral claims. We anticipate that any future acquisition would involve the acquisition of an option to earn an interest in a mineral claim as we anticipate that we would not have sufficient cash to purchase a mineral claim of sufficient merit to warrant exploration. This means that we might offer shares of our stock to obtain an option on a property. Once we obtain an option, we would then pursue finding the funds necessary to explore the mineral claim by one or more of the following means: engaging in an offering of our stock; engaging in borrowing; or locating a joint venture partner or partners.

RESULTS OF OPERATIONS

   We have not yet earned any revenues. We anticipate that we will not earn revenues until such time as we have entered into commercial production, if any, of our mineral properties. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on our properties, or if such resources are discovered, that we will enter into commercial production of our mineral properties.

   Moreover, since inception on December 10, 2007 we have yet to establish proven or probable mining reserves and have no quantities of proved mineral reserves or probable mineral reserves. Moreover, we have not purchased or sold proved or probable minerals reserves since inception. Due to the fact that we have no proven or probable mining reserves we will record our exploration and development costs within operating expenses, as opposed to capitalizing those costs.

LIQUIDITY AND CAPITAL RESOURCES

   Our cash at the end of the audited period on December 31, 2007 was $80,290 and as of March 31, 2008 was $38,467. Our total current liabilities payable were $9,663 on March 31, 2008, of which $7,500 was related to incorporation and legal costs. Since our inception on December 10, 2007 to the end of the audited period on December 31, 2007, we have incurred a loss of ($6,510). At March 31, 2008, we had an accumulated deficit of ($51,496).

   For the audited period ended December 31, 2007, net cash provided by operating activities was ($10.00). Our financial activities for the audited period ended December 31, 2007 included the issuance of 1,000,000 shares of common stock for $100,000.

   Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for at least the next twelve months. In addition, we do not have sufficient cash and cash equivalents to execute our operations beyond December 2008. This includes only basic business operations and does not include the recommended geological exploration program which will cost approximately $420,000 for Phase I and $1,000,000 for Phase II. We will need to obtain additional financing to operate our business beyond December 2008. We plan to raise the capital necessary to fund our business through a private placement and public offering of our common stock. Additional financing, whether through public or private equity or debt financing, arrangements with stockholders or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital. If we issue additional equity securities to raise funds, the ownership percentage of our existing stockholders would be reduced. New investors may demand rights, preferences or privileges senior to those of existing holders of our common stock. Debt incurred by us would be senior to equity in the ability of debt holders to make claims on our assets. The terms of any debt issued could impose restrictions on our operations. If adequate funds are not available to satisfy either short or long-term capital requirements, our operations and liquidity could be materially adversely affected and we could be forced to cease operations.


Critical Accounting Policies

   The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities at the date of our financial statements and the reported amounts of revenues and expenses during the reporting period. While we do not believe the reported amounts would be materially different, application of these policies involves the exercise of judgment and the use of assumptions as to future uncertainties and, as a result, actual results could differ from these estimates. We evaluate our estimates and judgments, including those related to the impairment of long-lived assets, on an ongoing basis. We base our estimates on experience and on various other assumptions that are believed to be reasonable under the circumstances. All of our significant accounting policies are disclosed in the notes to our financial statements.

   Our accounting policies are explained in Note 2 to the audited financial statements for the period ended December 31, 2007 included in this Form S-1 Prospectus. We consider the following accounting policies to be critical given they involve estimates and judgments made by management and are important for our investors' understanding of our operating results and financial condition.

   In accordance with FASB 144, 25., "An impairment loss recognized for a long-lived asset (asset group) to be held and used shall be included in income from continuing operations before income taxes in the income statement of a business enterprise and in income from continuing operations in the statement of activities of a not-for-profit organization. If a subtotal such as "income from operations" is presented, it shall include the amount of that loss." We have recognized the impairment of a long-lived asset by declaring that amount as a loss in income from operations in accordance with an interpretation of FASB 144.


New Accounting Pronouncements

In March 2008, the Financial Accounting Standards Board issued of Financial Accounting Standards No. 161, "Disclosures about Derivative Instruments and Hedging Activities" ("FAS 161) which amends FAS 133 to enhance the disclosures on derivatives and hedging activities that affect the entity's financial position and transparency of financial reporting. The enhanced disclosures relate to the features of the derivative, the risks that relate to the derivative and the credit risks associated with these instruments. The effective date for this statement is November 15, 2008. Management has adopted this Statement, but has determined that there is no impact on the current financial statements by the adoption.

In December 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 160, "Non-controlling Interests in Consolidated Financial Statements" ("FAS 160") which amends ARB 51 to establish accounting and reporting standards for the non-controlling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a non-controlling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. In addition to the amendments to ARB 51, this Statement amends FASB Statement No. 128, Earnings per Share; so that earnings-per-share data will continue to be calculated the same way those data were calculated before this Statement was issued. This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company is currently evaluating the impact, if any, of adopting FAS 160 on its financial position and results of operations.

In December 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141R, "Business Combinations" ("FAS 141R") which replaces FAS No. 141 and establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquire. FAS 141R also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Early adoption of FAS 141R is prohibited. The Company is currently evaluating the impact, if any, of adopting FAS 141R on its financial position and results of operations.


      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth certain information known by us with respect to the beneficial ownership of our common stock as of June 30, 2008 by (i) each person who is known by us to own beneficially more than 5% of common stock, (ii) our Named Executive Officer (see the section above entitled "Executive Compensation"), (iii) each of our directors and (iv) all of our current officers and directors as a group. Except as otherwise listed below, the address of each person is c/o Trevenex Resources, Inc. 25 West Cataldo, Spokane, Washington 99202.

   The percentage of shares beneficially owned is based on 1,500,000 shares of common stock outstanding as of June 30, 2008. Shares of common stock subject to stock options and warrants that are currently exercisable or exercisable within 60 days of June 30, 2008 are deemed to be outstanding for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

                                                            Percent of
                                      Number of Shares of   Shares of
                                         Common Stock      Outstanding
Name and Address of Beneficial Owner  Beneficially Owned   Common Stock
------------------------------------  -------------------  ------------
Scott Wetzel (1)                                  100,000         6.66%

Raymond Kuh (2)                                   100,000         6.66%

Ted Wagner (3)                                    100,000         6.66%

Manuel Graiwer (4)
550 Chalette Dr.
Beverly Hills, CA 90210                           140,000         9.32%

Joseph Edington
 E. 2910 East 57th
Spokane, WA 99223                                 100,000         6.66%

Toni Feldmeier
Frauenried 3
Irschenberg, Germany 83737                        100,000         6.66%

Marisa Graiwer (4)
943 16th St.,
Santa Monica, CA 90403                            100,000         6.66%

Kenneth Graiwer (4)
14963 Greenleaf St.
Sherman Oaks, CA 91403                            100,000         6.66%

Craig Sanders
P.O. Box 30518
Spokane, WA 99223                                 100,000         6.66%

Chris Wetzel (1)                                  100,000         6.66%
--------------------------------------------------------------------------

Executive officers and directors as a
  group - 3 persons                               300,000           20%

(1) The holdings of Scott Wetzel, President, Chief Executive Officer and director, include 100,000 shares of common stock. Chris Wetzel is the brother of Scott Wetzel.

(2) The holdings of Raymond Kuh, Secretary, Treasurer, Chief Financial Officer and director, include 100,000 shares of common stock.

(3) The holdings of Ted Wagner, Vice President and a director, include 100,000 shares of common stock.

(4) Manuel Graiwer owns 140,000 shares of common stock. Marisa and Kenneth Graiwer are his adult children

                                 MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth certain information with respect to each of our directors and executive officers as of June 30, 2008.

                                                       Served as
Name                  Age  Principal Occupation        Director Since
--------------------  ---  --------------------------  --------------
Scott Wetzel          42   President, Chief Executive  2007
                           Officer and Chairman of
                           the Board
Ted Wagner            50   Vice President, Director    2007

Raymond Kuh           33   Secretary, Treasurer,       2007
                           Chief Financial Officer,
                           Director

   Set forth below is a brief description of the recent employment and business experience of our officers and directors:

Scott Wetzel, President, Chief Executive Officer and Director

   Scott Wetzel is one of the co-founders of Trevenex Resources, Inc. and has served as the President, CEO and a director since the inception of the Company. Currently, Mr. Wetzel is the President and CEO of Windermere Services Northwest and has served in that capacity since 2005. Windermere Services is a company that provides franchising services and support in a five state area. Prior to assuming his role with Windermere Services, Mr. Wetzel was the Co-founder, CEO, President and a director of Contineo Technologies, Inc. a private company organized in 2001. Contineo Technologies, Inc. is an information technology service provider headquartered in Spokane, Washington. Contineo serves as a Hosting Service Provider to community banks, regional hospitals and small to medium businesses. Contineo complements its HSP offering with a portfolio of high value-added professional services, including IT planning, e-Marketing, web application development, infrastructure deployment, network operations, and security. Contineo has approximately 200 clients in the banking and
healthcare industry.   Prior to founding Contineo Technologies, Inc., he was
Vice President of Client Services for Zones, Inc. (NASDAQ-ZONS), a national B2B infrastructure and professional services company. Previously, he held the position of President of Historical Autographs U.S.A. Inc. and Vice President, Western Region, for eNucleus, Inc. (NASDAQ-ENCS), a single-source technology solutions company that offered remote application hosting services, telecommunication provisioning and internet access, strategic IT consulting, infrastructure design and integration. In addition, Wetzel was President and Co-founder of Innovative Technology Solutions, Inc. (ITS), a multi-million dollar MicroAge corporate sales and services organization and later sold ITS to eNucleus, Inc. He obtained a Bachelor of Arts Degree in Psychology from Whitworth College in 1989.

Ted Wagner, 50, Vice President and Director

   Mr. Wagner graduated from Washington State University in 1993 with a Bachelor of Science degree in Mechanical Engineering. He was then employed at Johnson Matthey, a manufacture of high purity metals used in the manufacture of computer chips. In 1994, be began working for RAHCO International, Inc., a custom mining and manufacturer. While at RACHO, Mr. Wagner developed equipment systems for some of the largest surface mines in the world, including properties operated by BHP-Billiton, Codelco and Phelps-Dodge. As part of the supply and manufacture of these integrated systems, he assisted in the management and coordination of several subcontractors and manufactures, such as Thyssen-Krupp and MAN-Takraf, as well as several major fabrication shops in North and South America. Mr. Wagner has hands on experience in most aspects of the mining business, both surface and underground operations. He was one of the primary engineers on the Cananea, Mexico copper project where RAHCO was commissioned to design and manufacture all mobile mining equipment and conveyor systems. In 1999, he was appointed Senior Applications Engineer for RACHO, integrating different bulk material handling methods and systems to solve complex material handling problems for clients on a global basis. In 2004, he was selected as the lead engineer for the mobile material handling systems on the copper heap leach pad at the Chuquicamata Mina Sur project in Chile. In April of 2007 RACHO was purchase by FLSmidt Minerals is large Danish company. The company name is now FLSmidt RAHCO and Mr. Wagner is still the Senior Application Engineer. .


Raymond Kuh, age 33, Chief Financial Officer, Secretary/Treasurer and Director

   Raymond J. Kuh is currently engaged in the business of providing specialized language services, translation and interpretation primarily in the area of legal contracts. He earned a Bachelor of Arts Degree in English Philology from Gonzaga University, Spokane, WA in (August 1992 - May 1996). Subsequently, Mr. Kuh has continued to further his training, skills and competence. Via Eastern Washington University (January - June 1997), he moved to Guadalajara Mexico and completed a 6 month intensive Spanish immersion program; In 2006, in Barcelona, Spain, he completed the Spanish Official Language School's (Escuela Oficial de Idiomas) Level 4 Advanced Spanish course, earning a Notable distinction; and, in 2007, he successfully completed all modules in a course entitled Introduction to Translation offered by International House World Organization, Barcelona, Spain. In 1999 he organized and formed the Historical Autographs U.S.A., Inc. and was the President and Director of the company until it merged with Arbios Systems, Inc. in 2003. From July 1997 to November of 2004, Mr. Kuh was employed by Walsh & Associates of Spokane, Washington, a law firm specializing in patent, trademark, copyright and other intellectual property law. During this time, Mr. Kuh ascended to the position of Operations Manager, whereby he managed business activities and staff of three.

   There are no family relationships between any of the directors and executive officers.

Audit Committee and Audit Committee Financial Expert

   We are not a "listed company" under SEC rules and are therefore not required to have an audit committee comprised of independent directors.

Committees of the Board

   We do not have a separate audit committee at this time. Our entire board of directors acts as our audit committee.

Family Relationships

   There are no family relationships among our directors or officers

Involvement in Certain Legal Proceedings

   Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

   1. any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

   2. any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

   3. being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

   4. being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

   TRANSACTONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

   None Applicable

Promoters

   The promoters of our company are our President and CEO   Scott Wetzel, our
Secretary/Treasurer and Chief Financial Officer Raymond Kuh and our Vice-President Ted Wagner.

Director Independence

   Our Board of Directors has determined that none of our board members are "independent directors" under the criteria set forth in Rule 4200(15) of the NASDAQ Marketplace Rules. We do not have a separate audit committee or any other committees at this time. Our entire Board of Directors acts as our audit committee.


                           EXECUTIVE COMPENSATION

   The following table sets forth compensation information for services rendered to us by our Chief Executive Officer and our Chief Financial Officer (our "Named Executive Officer") in all capacities, other than as directors, for the period from inception on December 10, 2007 through to the end of the audited period on December 31, 2007 and up to June 30, 2008. No executive officer's salary and bonus exceeded $100,000 in any of the applicable years.

                         SUMMARY COMPENSATION TABLE

NAME OF INDIVIDUAL      CAPACITY                      AGGREGATE REMUNDERATION
------------------      --------                      -----------------------
Scott Wetzel            CEO, President and Director              $0
Raymond Kuh             CFO, Secretary/Treasurer                 $0
                        and Director

Equity Awards and Benefits

   Neither the CEO nor the CFO has received any option grants during the fiscal year ended June 30, 2008. Neither of our Named Executive Officers hold any stock options. In December 2007, the Board of Directors adopted a Non-Qualified Stock Option and Stock Appreciation Rights Plan and the stockholders approved the Plan. No awards have been made under the Plan.

Narrative Disclosure to Summary Compensation Table

   Neither Scott Wetzel, Ted Wagner or Raymond Kuh has entered into formal written employment agreements with Trevenex Resources, Inc. To date no bonus or option compensation has been granted to our Named Executive Officers.

Grants of Stock Options

   No options were granted to our Named Executive Officers.

Compensation of Directors

   We do not currently pay any compensation to our directors other than reasonable expenses incurred in connection with providing services as a director.

Compensation Committee Interlocks and Insider Participation

   We do not have a compensation committee, such compensation issues are decided by disinterested members of the board of directors on a case by case basis. No such deliberations have occurred during the last completed fiscal year.


                          SELLING SECURITY HOLDERS

   This prospectus covers the offer and sale by the selling security holders of up to 1,500,000 shares of our common stock. Except as listed below, none of the selling security holders had a material relationship with us within the past three years.

   The table below sets forth information concerning the resale of the shares of common stock by the selling security holders. We will not receive any proceeds from the resale of common stock selling security holders. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling security holder has sole or shared voting power or investment power and also any shares the selling security holder has the right to acquire within 60 days.

                                         Number of
                                          Shares     Shares to   Percentage
Selling Security Holder (1)              Owned (2)    register   Owned After
--------------------------------------  -----------  ----------  -----------
Manuel Graiwer                              140,000     140,000       9.32%
Scott Wetzel                                100,000     100,000       6.66%
Ted Wagner                                  100,000     100,000       6.66%
Raymond Kuh                                 100,000     100,000       6.66%
Marisa Graiwer                              100,000     100,000       6.66%
Joseph Edington                             100,000     100,000       6.66%
Kenneth Graiwer                             100,000     100,000       6.66%
Raymond Kuh (3)                             100,000     100,000       6.66%
Craig Sanders                               100,000     100,000       6.66%
Ted Wagner (4)                              100,000     100,000       6.66%
Chris Wetzel (5)                            100,000     100,000       6.66%
Scott Wetzel (6)                            100,000     100,000       6.66%
Toni Feldmeier                              100,000     100,000       6.66%
Sherry Edington                              40,000      40,000       2.66%
Ron Kunisaki                                 40,000      40,000       2.66%
E. Fran Fox                                  40,000      40,000       2.66%
Gary Ballen                                  40,000      40,000       2.66%
Gary Angerman                                10,000      10,000           *
Judith Angerman                              10,000      10,000           *
Jennifer Edington                            10,000      10,000           *
Janelle Edington                             10,000      10,000           *
Gary Kaplan                                  10,000      10,000           *
Susan Kaplan                                 10,000      10,000           *
TimothyKuh (7)                               10,000      10,000           *
McKinleyRemero cKinley                       10,000      10,000           *
Philip Sobol                                 10,000      10,000           *
Dylan Underhill                              10,000      10,000           *
John Buttice                                  5,000       5,000           *
Merryidy Buttice, Merridy                     5,000       5,000           *
Scott Buttice
Buttice, Scott                                5,000       5,000           *
Rhonda Beyerlin                               5,000       5,000           *
Frank Cholaj                                  5,000       5,000           *
Cohen, Patrica                                5,000       5,000           *
Hartman, Timothy                              5,000       5,000           *
Katz, Benjamin                                5,000       5,000           *
McIver, David                                 5,000       5,000           *
McIver, Matthew                               5,000       5,000           *
Pulido, Jesus                                 5,000       5,000           *
Proctor, Sherry                               5,000       5,000           *
Davidson, Baline                              5,000       5,000           *
Rondeau, Charles                              5,000       5,000           *
Rondeau, Linda                                5,000       5,000           *
Sobol, Erica                                  5,000       5,000           *
Sobol, Debra                                  5,000       5,000           *
Sobol, Gianna                                 5,000       5,000           *
Troyer, Susan                                 5,000       5,000           *
                                          ---------   ---------        ----
Totals                                    1,500,000   1,500,000        100%

(1) All of the selling security holders other than Raymond Kuh, Ted Wagner and Scott Wetzel acquired their respective shares by way of private placement pursuant to subscription agreements that were entered into between our company and the respective selling stockholders between December 20, 2007 and December 31, 2007. We issued an aggregate of 1,000,000 common shares to the selling security holders at an offering price of $0.10 per share for gross offering proceeds of $100,000. We issued the shares to the subscribers relying on an exemption from registration under Regulation D, Rule 504 and/or Section 4(2) or 4(6) of the Securities Act of 1933.
(2) As required by SEC rules, the number of shares in the table includes shares which can be purchased within 60 days, or, shares with respect to which a person may obtain voting power or investment power within 60 days.
(3) Raymond Kuh is the Secretary, Treasurer, CFO and a director of Trevenex. He received his shares as a founder of the company.
(4) Ted Wagner is the Vice President and a director of Trevenex. He received his shares as a founder of the company.
(5) Chris Wetzel is the adult brother of Scott Wetzel, President and CEO of Trevenex.
(6) Scott Wetzel is the President, CEO and a director of Trevenex. He received his shares as a founder of the company.
(7) Timothy Kuh is the adult brother of Raymond Kuh.

                             PLAN OF DISTRIBUTION

   The selling security holders (referred to throughout this prospectus as the "selling security holders") of our common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when selling shares:

  o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
  o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
  o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
  o an exchange distribution in accordance with the rules of the applicable exchange;
  o  privately negotiated transactions;
  o settlement of short sales entered into after the date of the initial final prospectus covering the resale of common stock by the selling security holders;
  o broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;
  o  a combination of any such methods of sale;
  o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or
  o  any other method permitted pursuant to applicable law.

   The selling shareholder may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors-in-interest as selling shareholder under this prospectus. The selling shareholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

   Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with NASDR Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with NASDR IM-2440.

   In connection with the sale of our common stock or interests therein, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders also may sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholder also may enter into option or other transactions with broker-dealers or other financial institutions for the creation of one or more derivative securities which require the delivery to the broker-dealer or other financial institution of shares offered by this prospectus, which shares the broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect the transaction).

   The aggregate proceeds to the selling shareholder from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. The selling shareholders reserve the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

   The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. A selling shareholder that is an "underwriter" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. Each selling security holder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

   To the extent required, the shares of our common stock to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

   Because selling security holders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. Each selling security holder has advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling security holders.

   We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares have been sold or may be resold by the selling security holders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) the expiration of twenty-four (24) months following the date on which the SEC initially declared the Registration Statement effective.

   We will not receive any part of the proceeds from the sale of these shares by any of the selling security holders.

   The selling security holders are not restricted as to the price or prices at which they may sell the shares of our common stock offered under this prospectus. Also, the selling security holders are not restricted as to the number of shares which may be sold at any one time.

   There is no assurance that any of selling security holder will sell any or all of the shares described in this prospectus and may transfer, devise or gift these securities by other means not described in this prospectus.


Sales Pursuant to Rule 144
--------------------------

   Any shares of common stock covered by this prospectus, which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

Regulation M
------------

   We plan to advise the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling security holders and their affiliates. Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for, or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Accordingly, the selling shareholders are not permitted to cover short sales by purchasing shares while the distribution it taking place. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. In addition, we will make copies of this prospectus available to the selling security holder for the purpose of satisfying the prospectus delivery requirements of the Securities Act.


State Securities Laws
---------------------

   Under the securities laws of some states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.


Expenses of Registration
------------------------

   We are bearing substantially all costs relating to the registration of the shares of common stock offered hereby. These expenses are estimated to be $25,000, including, but not limited to, legal, accounting, printing and mailing fees. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of such shares common stock.

                  DESCRIPTION OF REGISTRANT'S SECURITIES

   Currently there are 1,500,000 shares of common stock, par value $0.001 outstanding and no shares of preferred stock outstanding. We are authorized to issue up to 100,000,000 shares of common stock, par value $0.001 per share, and we are authorized to issue 10,000,000 shares of preferred stock.

Common Stock
------------

   The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. We do not have cumulative voting rights in the election of directors, and accordingly, holders of a majority of the voting shares are able to elect all of the directors.

   Subject to preferences that may be granted, holders of common stock are entitled to receive ratably such dividends as may be declared by the board of directors out of funds legally available therefore as well as any distributions to the stockholders. We have never paid cash dividends on our common stock, and do not expect to pay such dividends in the foreseeable future.

   In the event of a liquidation, dissolution or winding up of our company, holders of common stock are entitled to share ratably in all of our assets remaining after payment of liabilities. Holders of common stock have no preemptive or other subscription or conversion rights. There are no redemption or sinking fund provisions applicable to the common stock.

Director Compensation
---------------------

   We do not pay compensation to our directors for attendance at meetings. We will reimburse directors for reasonable expenses incurred during the course of their service.

Compensation Committee
----------------------

   Given that we are a small start up corporation that is currently neither a reporting company nor a listed company, the Board of Directors has not deemed it timely to create board committees, including a compensation committee.

             INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

   Our bylaws provide that each officer and director of our company shall be indemnified by us against all costs and expenses actually and necessarily incurred by him or her in connection with the defense of any action, suit or proceeding in which he or she may be involved or to which he or she may be made a party by reason of his or her being or having been such director or officer, except in relation to matters as to which he or she has been finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

   The indemnification provisions of our bylaws diminish the potential rights of action, which might otherwise be available to shareholders by affording indemnification against most damages and settlement amounts paid by a director in connection with any shareholders derivative action. However, there are no provisions limiting the right of a shareholder to enjoin a director from taking actions in breach of his fiduciary duty, or to cause us to rescind actions already taken, although as a practical matter courts may be unwilling to grant such equitable remedies in circumstances in which such actions have already been taken. Also, because we do not presently have directors' liability insurance and because there is no assurance that we will procure such insurance or that if such insurance is procured it will provide coverage to the extent directors would be indemnified under the provisions, we may be forced to bear a portion or all of the cost of the director's claims for indemnification under such provisions. If we are forced to bear the costs for indemnification, the value of our stock may be adversely affected.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


              CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                 ON ACCOUNTING AND FINANCIAL DISCLOSURE

   We have engaged the firm of Williams & Webster, P.S. to audit our financial statements for the period from December 10, 2007 (date of inception) to December 31, 2007 and review the period ended March 31, 2008. Our fiscal year end is June 30, 2008. There has been no change in the accountants and no disagreements with Williams & Webster, P.S. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope procedure.

                              LEGAL MATTERS

   Certain legal matters relating to the validity of the securities offered by this prospectus will be passed upon for Trevenex Resources by Michael R. Espey, Esq. of 318 18th Ave. E. Seattle, WA 98112 who is our independent legal counsel.


                  INTEREST OF NAMED EXPERTS AND COUNSEL

   No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents, subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.


                                   EXPERTS

   The financial statements of our company as of March 31, 2008, the period reviewed and included in this registration statement have been reviewed by Williams & Webster P.S. to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding our company's ability to continue as a going concern) appearing elsewhere in the registration statement and prospectus, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting. Michael Espey, Esq., of 318 18th Ave. E. Seattle, WA 98112 is our independent legal counsel, has provided an opinion on the validity of the shares of our common stock that are the subject of this prospectus.

   Our Geology Report, entitled   SUMMARY REPORT ON THE BAYHORSE SILVER MINE,
referenced this prospectus was prepared by Greg Schifrin and Jesse Jennings.

                         TREVENEX RESOURCES, INC.

                      INDEX TO FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm                   59

Balance Sheets for December 31, 2007                                      60

Income Statement for period from inception to December 31, 2007           61

Statements of Cash Flows for period from inception to December 31, 2007   63

Notes to Financial Statements for December 31, 2007                       64

Balance Sheet for March 31, 2008 and December 31, 2007                    72

Statements of Operations for three months ended March 31, 2008
   and inception to December 31, 2007                                     73

Statement of Stockholder's Equity as of March 31, 2008                    74

Statements of Cash Flows for three months ended March 31, 2008
   and inception to December 31, 2007                                     75

Notes to Financial Statements for March 31, 2008                          76

                         Williams & Webster, P.S.
           Certified Public Accountants & Business Consultants
-----------------------------------------------------------------------------

To the Board of Directors and Stockholders
Trevenex Resources, Inc.
Spokane, WA

          REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          -------------------------------------------------------

We have audited the accompanying balance sheet of Trevenex Resources, Inc. as of December 31, 2007 and the related statements of income, retained earnings, and cash flows from December 10, 2007 (inception) to December 31, 2007.
These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Trevenex Resources, Inc. as of December 31, 2007, and the results of its operations and its cash flows from December 10, 2007 (inception) to December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's accumulated deficit and operating loss raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/ Williams & Webster, P.S.
----------------------------
    Williams & Webster, P.S.
    Certified Public Accountants
    Spokane, Washington
    June 26, 2008


Bank of America Financial Center        Center for Public Company Audit Firms
601 W. Riverside, Suite 1940,              Private Companies Practice Section
Spokane, WA 99201                                                AICPA, WSCPA
Phone (509) 838-5111 Fax (509) 838-5114
                                    (logo)
                           www.williams-webster.com

                         Trevenex Resources, Inc.
                      (An Exploration Stage Company)
                              BALANCE SHEET

Balance Sheet
                                                   December 31,
                                                      2007
                                                   -----------
Assets
  Current Assets                                   $   80,290
                                                   -----------
Total Current Assets                                   80,290

Property, Plant and Equipment
     Land                                              40,000
                                                   -----------
Total Property, Plant and Equipment                    40,000

Total Assets                                       $  120,290
                                                   ===========

Liabilities and Stockholders Equity
     Accrued Expenses                                   6,500
                                                   -----------
Total Current Liabilities                               6,500
                                                   -----------

Stockholders Equity

   Preferred stock; 10,000,000 shares authorized
     $.001 par value, no shares issued and
     outstanding                                            -
   Common stock; 100,000,000 shares authorized $.001
     par value, with 1,500,000 shares issued and
     outstanding                                        1,500
   Capital in Excess of Par Value                     118,800
   Deficit accumulated during the development stage    (6,510)
                                                   -----------
Total Stockholder's Equity                            113,790

Total Liabilities and Stockholder's Equity         $  120,290
                                                   ===========

The accompanying condensed notes are an integral part of these interim financial statements.

                         Trevenex Resources, Inc.
                      (An Exploration Stage Company)
                             Income Statement


Income Statement

                                                        From Inception at
                                                        December 10, 2007
                                                         to December 31,
                                                               2007
                                                        -----------------
Revenue                                                 $              -

Expenses
  General Administrative                                              10
  Professional Fees                                                6,500
                                                        -----------------

Total Expenses                                                     6,510

Net Income (Loss) From Operations                       $         (6,510)
                                                        -----------------


Net Other Income (Expense)                                             -

Income (Loss) Before Taxes                                        (6,510)

Provision for Income Taxes                                             -
                                                        -----------------

Net Income (Loss)                                       $         (6,510)
                                                        =================

Basic and fully diluted loss per share                  $         (0.01)
                                                        =================

Basic and fully diluted weighted average shares
  outstanding                                                   732,381
                                                        =================

The accompanying condensed notes are an integral part of these interim financial statements.

                        Trevenex Resources, Inc.
                     (An Exploration Stage Company)
              Statement of Changes in Shareholders' Equity


                                                    Accumulated
                                                      Deficit
                         Common Stock    Additional    During      Total
                      -----------------     Paid    Exploration Stockholders'
                       Shares    Amount  In Capital    Stage       Equity
                      ---------  ------  ----------  ---------  -------------
Balances,
 December 10, 2007            -  $    -  $        -  $      -   $          -
                      ---------  ------  ----------  ---------  -------------

Stock issued to
 founders               300,000     300                                  300

Stock Issued For
 Financing            1,000,000   1,000      99,000                  100,000

Stock Issued For
 Property               200,000     200      19,800                   20,000

Net Loss                                               (6,510)        (6,510)
                      ---------  ------  ----------  ---------  -------------

Balances,
 December 31, 2007    1,500,000   1,500     118,800    (6,510)       113,790
                      =========  ======  ==========  =========  =============

The accompanying condensed notes are an integral part of these interim financial statements.

                         Trevenex Resources, Inc.
                      (An Exploration Stage Company)
                               (Audited)
                         Statement of Cash Flow


Statement of Cash Flow

                                                           Cumulative During
                                                           Development Stage
                                                           From Inception at
                                                           December 10, 2007
                                             December 31,   to December 31,
                                                 2007             2007
                                             ------------  -----------------
Cash Flow from Operating Activities

Net Income (Loss)                            $    (6,510)  $         (6,510)
Adjustments to reconcile Net Income (Loss)
 to net
   Increase (Decrease) in Accrued Liabilities      6,500              6,500
                                             ------------  -----------------
 cash (used) provided in operating activities        (10)               (10)

   Cash Flow from Investing Activities
     Purchase of Land                            (20,000)           (20,000)
                                             ------------  -----------------

                                             ------------  -----------------
Net Cash Provided by (Used in) Investing
  Activities                                     (20,000)           (20,000)
                                             ------------  -----------------

Cash Flow from Financing Activities
  Common Stock Sold                              100,300            100,300
                                             ------------  -----------------
Net Cash Provided by (Used in) Financing
  Activities                                     100,300            100,300
                                             ------------  -----------------

Net change in cash                                80,290             80,290

Cash, Beginning of Period                              -                  -
                                             ------------  -----------------

Cash, End of Period                          $    80,290   $         80,290
                                             ============  =================

Common Stock issued for Investments               20,000             20,000

The accompanying condensed notes are an integral part of these interim financial statements

                        Trevenex Resources, Inc.
                      (A DEVELOPMENT STAGE COMPAY)
                   NOTES TO THE FINANCIAL STATEMENTS
                           DECEMBER 31, 2007

NOTE 1  ORGANIZATION AND DESCRIPTION OF BUSINESS

Trevenex Resources, Inc. (hereinafter "the Company") was incorporated on December 10, 2007 under the laws of the State of Nevada for the purpose of acquiring, exploring and developing mineral properties. The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. The company maintains an office in Spokane, WA.

The Company's year end is June 30.


NOTE 2  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.


Accounting Method
-----------------

The Company uses the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.


Use of Estimates
----------------

The process of preparing the financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Cash and Cash Equivalents
-------------------------

Cash and cash equivalents consists of cash on deposit and term deposits with a maturity of less than three months from the date of purchase.


Comprehensive Loss
------------------

SFAS No. 130, "Reporting Comprehensive Income, " establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As of December 31, 2007, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.


Mineral Property Interests
--------------------------

The Company is an exploration stage mining company and has not yet realized any revenue from its operations. It is primarily engaged in the acquisition, exploration and development of mining properties. Exploration costs are expensed as incurred regardless of the stage of development or existence of reserves. Costs of acquisition are capitalized subject to impairment testing, in accordance with Financial Accounting Standards 144 ("FAS 144"), "Accounting for the Impairment or Disposal of Long-Lived Assets", when facts and circumstances indicate impairment may exist.

The Company regularly performs evaluations of any investment in mineral properties to assess the recoverability and/or the residual value of its investments in these assets. All long-lived assets are reviewed for impairment whenever events or circumstances change which indicate the carrying amount of an asset nay not be recoverable.

Management periodically reviews the carrying value of its investments in mineral leases and claims with internal and external mining related professionals. A decision to abandon, reduce or expand a specific project is based upon many factors including general and specific assessments of mineral deposits, anticipated future mineral prices, anticipated future costs of exploring, developing and operating a production mine, the expiration term and ongoing expenses of maintaining mineral properties and the general likelihood that the Company will continue exploration on such project. The Company does not set a pre-determined holding period for properties with unproven deposits, however, properties which have not demonstrated suitable metal concentrations at the conclusion of each phase of exploration program are re-evaluated to determine if future exploration is warranted, whether there has been any impairment in value and that their carrying values are appropriate.

If an area of interest is abandoned or it is determined that its carrying value cannot be supported by future production or sale, the related costs are charged against operations in the year of abandonment or determination of value. The amounts recorded as mineral leases and claims represent costs to date and do not necessarily reflect present or future values.

The Company's exploration activities and proposed mine development are subject to various laws and regulations governing the protection of the environment. These laws are continually changing, generally becoming more restrictive. The Company has made, and expects to make in the future, expenditures to comply with such laws and regulations.

The accumulated costs of properties that are developed on the stage of commercial production will be amortized to operations through unit-of-production depletion.


Fair Value of Financial Instruments
-----------------------------------

The carrying value of cash, and accounts payable and accrued liabilities approximate their fair value because of their short maturity of these instruments.


Provision for Taxes
-------------------

Income taxes are provided based upon the liability method of accounting pursuant to SFAS No. 109 "Accounting for Income Taxes." Under this approach, deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard imposed by SFAS No. 109 to allow recognition of such an asset.

At December 31, 2007 the Company has net operating loss carry forwards of approximately $ 6,510 which expire in 2032.


Basic and Diluted Loss Per Share
--------------------------------

Loss per share was computed by dividing the net loss by the weighted average number of shares outstanding during the period. The weighted average number of shares was calculated by taking the number of shares outstanding and weighting them by the amount of time that they were outstanding. Basic and diluted loss per share was the same, as there were no common stock equivalents outstanding.

Going Concern
-------------

As shown in the accompanying financial statements, the Company has no revenues, has incurred a net loss of $6,510 for the period ended December 31, 2007 and has an accumulated deficit of $6,510. These factors indicate that the Company may be unable to continue in existence. The financial statements do not include any adjustments related to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

The Company's management believes that the company will have sufficient resources to execute the current plan of operations, and meet the budget.


Accounting Pronouncements
-------------------------

In December 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 160, "Noncontrolling Interests in Consolidated Financial Statements" ("FAS 160") which amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. In addition to the amendments to ARB 51, this Statement amends FASB Statement No. 128, Earnings per Share; so that earnings-per-share data will continue to be calculated the same way those data were calculated before this Statement was issued. This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company is currently evaluating the impact, if any, of adopting FAS 160 on its financial position and results of operations.

In December 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141R, "Business Combinations" ("FAS 141R") which replaces FAS No. 141 and establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. FAS 141R also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Early adoption of FAS 141R is prohibited. The Company is currently evaluating the impact, if any, of adopting FAS 141R on its financial position and results of operations.

In February, 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115" (hereinafter SFAS No. 159"). This statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board's long-term measurement objectives for accounting for financial instruments. This statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007, although earlier adoption is permitted. Management has not determined the effect that adopting this statement would have on the Company's financial condition or results of operation.


NOTE 3  MINING CLAIMS

In December 2007, the Company, through its president, acquired, for $ 20,000 and 200,000 shares of stock, 100% of the rights to the Bayhorse patented mining claims in Baker County, Oregon. The property was quit claimed to the company immediately, so the Company has full rights to the Bayhorse mining
claims.   The Bayhorse mining claims are located approximately 6.5 miles NE of the community of Huntington Oregon, in sections 8, 9, 16, 17, 19, 20 and 21, T, 13 S., R. 45 E., Willamette Meridian.


NOTE 4  PREFERRED AND COMMON STOCK

The Company is authorized to issue 10,000,000 shares of $ 0.001 par value preferred stock. All shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the preferred stock could, if they choose to do so, elect all of the directors of the Company. There are no preferred shares issued.

The Company is authorized to issue 100,000,000 shares of $ 0.001 par value common stock. All shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

The company sold 100,000 shares of common stock to each director for $ 100.

The directors are

Director          Shares     Amount
----------------  -------   --------
Scott Wetzel      100,000   $ 100.00
Ted Wagner        100,000   $ 100.00
Ray Kuh           100,000   $ 100.00
----------------  -------   --------

Total             300,000   $ 300.00
                  =======   ========

On During the Period ended December 31, 2007, the Company sold 1,000,000 shares of common stock in a private placement for cash of $100,000 ($0.10 per share).


NOTE 5  STOCK OPTION PLAN

The Company's board of directors approved the adoption of the "2007 Non-Qualified Stock Option and Stock Appreciation Rights Plan" by unanimous consent on December 10, 2007. This plan was initiated to encourage and enable officers, directors, consultants, advisors and other key employees of the Company to acquire and retain a proprietary interest in the Company by ownership of its common stock. A total of 1,000,000 of the authorized shares of the Company's common stock may be subject to, or issued pursuant to, the terms of the plan. No options have been issued under the plan as of December 31, 2007.


NOTE 6  COMMITMENTS AND CONTINGENCIES

Rental and Secretarial Service Agreement

The Company has a month-to-month agreement with Scott Wetzel, the President of the Company, whereby Mr. Wetzel provides office space, phone access and secretarial services for $200 per month.


NOTE 7  PROPERTY PLANT AND EQUIPMENT

The Company records all purchases of property, plant and equipment at costs with annual review of impairment of long lived assets. The Company acquired the right to purchase a piece of property in Baker Oregon with 3 patented mining claims, and the Company acquired the property and closed on said property on December 26, 2007. The property went through a closing agent on December 26, 2007, title insurance was issued by an independent title company and valid consideration for the property in the amount of $20,000 cash and 200,000 shares of common stock was conveyed to the seller.

NOTE 8  IMPAIRMENT OF MINING PROPERTY, PLANT AND EQUIPMENT

As of December 31, 2007 there were no independently established reserves or resources of commercial grade on the Company's properties.

The cost of mineral properties is related to exploration properties. The Company has not determined whether the exploration properties contain ore reserves that are economically recoverable. The ultimate realization of the Company's investment in exploration properties is dependent up on the success of future property sales, the existence of economically recoverable reserves, and the ability of the Company to obtain financing or make other arrangements for development and upon future profitable production.


NOTE 9  COMPLIANCE WITH ENVIRONMENTAL REGULATIONS

The Company is subject to a variety of federal, state and local statutes, rules and regulations designed to protect human health and the environment in the vicinity of its mining operations. Activities at the Company's mining operations include continual efforts to meet or exceed these statutes, rules and regulations. These regulations include "permitting" or pre-operating approval requirements designed to ensure the environmental integrity of a proposed mining facility, operating requirements to mitigate the effects of discharges into the environment during mining operations, and reclamation or post-operation requirements designed to remediate the lands affected by a mining facility. The Company currently is not applying or seeking approval for a mining facility or discharge permits at this time, since the Company is just in the development stage.


NOTE 10  INCOME TAXES

Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (hereinafter "SFAS No. 109"). Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard imposed by SFAS No. 109 to allow recognition of such an asset.

Effective December 1, 2007, the Company adopted the Financial Accounting Standards Board ("FASB") Interpretation No. 48, Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109 ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Additionally, FIN 48 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The adoption of FIN 48 did not have a material impact on the Company's financial position, results of operation or liquidity. The current Company policy classifies any interest recognized on an underpayment of income taxes as interest expense and classifies any statutory penalties recognized on a tax position taken as selling, general and administrative expense.

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the one month ended December 31, 2007, or during the prior three years applicable under FIN 48.

As a result of the adoption of FIN 48, we did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the consolidated balance sheet.

At December 31, 2007, the Company had deferred tax assets of approximately $2,213 principally arising from net operating loss carry forwards for income tax purposes calculated at an expected rate of 34%. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the deferred tax assets, a valuation allowance equal to the deferred tax assets was present at December 31, 2007.


The Company's deferred tax assets are estimated as follows:

                                            December 31,
                                               2008
                                            ------------
Net operating loss carry forward            $     6,510

Deferred tax asset                          $     2,213
Deferred tax asset valuation allowance          ($2,213)
                                            ------------
Net deferred tax asset                                -


NOTE 11  CONTINGENCIES

The Company is not aware of any contingencies that need to be accrued as of December 31, 2007.

                         Trevenex Resources, Inc.
                      (An Exploration Stage Company)
                              BALANCE SHEET

Balance Sheet
                                                    March 31,
                                                   (unaudited)  December 31,
                                                       2008         2007
                                                   -----------  ------------
Assets
  Current Assets
     Cash                                          $   38,467   $    80,290
                                                   -----------  ------------
Total Current Assets                                   38,467        80,290

Property, Plant and Equipment
     Land                                              40,000        40,000
                                                   -----------  ------------
Net Property, Plant and Equipment                      40,000        40,000

                                                   -----------  ------------
Total Assets                                       $   78,467   $   120,290
                                                   ===========  ============

Liabilities and Stockholders Equity
     Accounts Payable                              $    2,163   $         -
     Accrued Liabilities                                7,500         6,500
                                                   -----------  ------------
Total Current Liabilities                               9,663         6,500

Stockholders Equity

   Preferred stock; 10,000,000 shares authorized
     $.001 par value, no shares issued and
     outstanding                                            -             -
   Common stock; 100,000,000 shares authorized $.001
     par value, with 1,500,000 shares issued and
     outstanding                                        1,500         1,500
   Capital in Excess of Par Value                     118,800       118,800
   Deficit accumulated during the development stage   (51,496)       (6,510)
                                                   -----------  ------------
Total Stockholder's Equity                             68,804       113,790

Total Liabilities and Stockholder's Equity         $   78,467   $   120,290
                                                   ===========  ============

The accompanying condensed notes are an integral part of these interim financial statements.

                         Trevenex Resources, Inc.
                      (An Exploration Stage Company)
                               (Unaudited)
                         Statement of Operations


Statement of Operations

                                             Three month   From Inception at
                                             period ended  December 10, 2007
                                               March 31,      to March 31,
                                                 2008             2008
                                             ------------  -----------------
Revenue                                      $         -   $              -


Expenses
  General Administrative                           3,060              3,070
  Professional Services                           41,926             48,426

Total Expenses                                    44,986             51,496
                                             ------------  -----------------

Net Income (Loss) From Operations                (44,986)           (51,496)
                                             ------------  -----------------

Net Other Income (Expense)                             -

Income (Loss) Before Taxes                       (44,986)           (51,496)

Provision for Income Taxes                             -                  -
                                             ------------  -----------------

Net Income (Loss)                                (44,986)           (51,496)
                                             ============  =================

Basic and fully diluted loss per share       $     (0.03)  $          (0.03)
                                             ============  =================

Basic and fully diluted weighted average
  shares                                       1,500,000          1,500,000
                                             ============  =================

The accompanying condensed notes are an integral part of these interim financial statements.

                        Trevenex Resources, Inc.
                     (An Exploration Stage Company)
              Statement of Changes in Shareholders' Equity


                         Common Stock    Additional                Total
                      -----------------     Paid    Accumulated Stockholders'
                       Shares    Amount  In Capital   Deficit     Equity
                      ---------  ------  ----------  ---------  -------------
Balances,
 December 1, 2007             -  $    -  $        -  $      -   $          -
                      ---------  ------  ----------  ---------  -------------

Stock issued to
 founders               300,000     300                                  300

Stock Issued For
 Financing            1,000,000   1,000      99,000                  100,000

Stock Issued For
 Property               200,000     200      19,800                   20,000

Net Loss                                               (6,510)        (6,510)
                      ---------  ------  ----------  ---------  -------------

Balances,
 December 31, 2007    1,500,000   1,500     118,800    (6,510)       113,790

Net Loss                                              (44,986)       (44,986)
                      ---------  ------  ----------  ---------  -------------

Balances,
 March 31, 2008
 (unaudited)          1,500,000  $1,500  $  118,800  $(51,496)  $     68,804
                      =========  ======  ==========  =========  =============

The accompanying condensed notes are an integral part of these interim financial statements.

                         Trevenex Resources, Inc.
                      (An Exploration Stage Company)
                               (Unaudited)
                         Statement of Cash Flow


Statement of Cash Flow

                                             Three month   From Inception at
                                             period ended  December 10, 2007
                                               March 31,      to March 31,
                                                 2008             2008
                                             ------------  -----------------
Cash Flow from Operating Activities

Net Income (Loss)                            $   (44,986)  $        (51,496)
Adjustments to reconcile Net Income (Loss)
 to net                                            2,163              2,163
   Increase (Decrease) in Accrued Liabilities      1,000              7,500
                                             ------------  -----------------
 cash (used) provided in operating activities    (41,824)           (41,833)
   Cash Flow from Investing Activities
     Purchase of Land                                  -            (20,000)
                                             ------------  -----------------

                                             ------------  -----------------
Net Cash Provided by (Used in) Investing
  Activities                                           -            (20,000)
                                             ------------  -----------------

Cash Flow from Financing Activities
  Common Stock Sold                                    -            100,300
                                             ------------  -----------------
Net Cash Provided by (Used in) Financing
  Activities                                           -            100,300
                                             ------------  -----------------

Net change in cash                               (41,824)            38,467

Cash, Beginning of Period                         80,290                  -
                                             ------------  -----------------

Cash, End of Period                          $    38,467   $         38,467
                                             ============  =================

Common Stock issued for Property and Equipment         -             20,000

The accompanying condensed notes are an integral part of these interim financial statements

                          Trevenex Resources, Inc.
                       (AN EXPLORATION STAGE COMPANY)
                     NOTES TO THE FINANCIAL STATEMENTS
                              MARCH 31, 2008

NOTE 1  ORGANIZATION AND DESCRIPTION OF BUSINESS

Trevenex Resources, Inc. (hereinafter "the Company") was incorporated on December 10, 2007 under the laws of the State of Nevada for the purpose of acquiring, exploring and developing mineral properties. The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. The company maintains an office in Spokane, WA.

The Company's year end is June 30.

NOTE 2   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America and have been consistently applied in the preparation of the financial statements.

Accounting Method
-----------------

The Company uses the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Use of Estimates
----------------

The process of preparing the financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Cash and Cash Equivalents
-------------------------

Cash and cash equivalents consists of cash on deposit and term deposits with a maturity of less than three months from the date of purchase.

Comprehensive Loss
------------------

SFAS No. 130, "Reporting Comprehensive Income, " establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As of December 31, 2007, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

Mineral Property Interests
--------------------------

The Company is an exploration stage mining company and has not yet realized any revenue from its operations. It is primarily engaged in the acquisition, exploration and development of mining properties. Exploration costs are expensed as incurred regardless of the stage of development or existence of reserves. Costs of acquisition are capitalized subject to impairment testing, in accordance with Financial Accounting Standards 144 ("FAS 144"), "Accounting for the Impairment or Disposal of Long-Lived Assets", when facts and circumstances indicate impairment may exist.

The Company regularly performs evaluations of any investment in mineral properties to assess the recoverability and/or the residual value of its investments in these assets. All long-lived assets are reviewed for impairment whenever events or circumstances change which indicate the carrying amount of an asset nay not be recoverable.

Management periodically reviews the carrying value of its investments in mineral leases and claims with internal and external mining related professionals. A decision to abandon, reduce or expand a specific project is based upon many factors including general and specific assessments of mineral deposits, anticipated future mineral prices, anticipated future costs of exploring, developing and operating a production mine, the expiration term and ongoing expenses of maintaining mineral properties and the general likelihood that the Company will continue exploration on such project. The Company does not set a pre-determined holding period for properties with unproven deposits, however, properties which have not demonstrated suitable metal concentrations at the conclusion of each phase of exploration program are re-evaluated to determine if future exploration is warranted, whether there has been any impairment in value and that their carrying values are appropriate.

If an area of interest is abandoned or it is determined that its carrying value cannot be supported by future production or sale, the related costs are charged against operations in the year of abandonment or determination of value. The amounts recorded as mineral leases and claims represent costs to date and do not necessarily reflect present or future values.

The Company's exploration activities and proposed mine development are subject to various laws and regulations governing the protection of the environment. These laws are continually changing, generally becoming more restrictive. The Company has made, and expects to make in the future, expenditures to comply with such laws and regulations.

The accumulated costs of properties that are developed on the stage of commercial production will be amortized to operations through unit-of-production depletion.


Fair Value of Financial Instruments
-----------------------------------

The carrying value of cash, and accounts payable and accrued liabilities approximate their fair value because of their short maturity of these instruments.


Provision for Taxes
-------------------

Income taxes are provided based upon the liability method of accounting pursuant to SFAS No. 109 "Accounting for Income Taxes." Under this approach, deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard imposed by SFAS No. 109 to allow recognition of such an asset.

At December 31, 2007 the Company has net operating loss carry forwards of approximately $ 6,510 which expire in 2032.


Basic and Diluted Loss Per Share
--------------------------------

Loss per share was computed by dividing the net loss by the weighted average number of shares outstanding during the period. The weighted average number of shares was calculated by taking the number of shares outstanding and weighting them by the amount of time that they were outstanding. Basic and diluted loss per share was the same, as there were no common stock equivalents outstanding.

Going Concern
-------------

As shown in the accompanying financial statements, the Company has no revenues, has incurred a net loss of $ 6,510 for the period ended December 31, 2007 and has an accumulated deficit of $ 6,510. These factors indicate that the Company may be unable to continue in existence. The financial statements do not include any adjustments related to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

The Company's management believes that the company will have sufficient resources to execute the current plan of operations, and meet the budget.

Accounting Pronouncements
-------------------------

In December 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 160, "Noncontrolling Interests in Consolidated Financial Statements" ("FAS 160") which amends ARB 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. It clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. In addition to the amendments to ARB 51, this Statement amends FASB Statement No. 128, Earnings per Share; so that earnings-per-share data will continue to be calculated the same way those data were calculated before this Statement was issued. This Statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008. The Company is currently evaluating the impact, if any, of adopting FAS 160 on its financial position and results of operations.

In December 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 141R, "Business Combinations" ("FAS 141R") which replaces FAS No. 141 and establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. FAS 141R also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. This Statement applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Early adoption of FAS 141R is prohibited. The Company is currently evaluating the impact, if any, of adopting FAS 141R on its financial position and results of operations.

In February, 2007, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115" (hereinafter SFAS No. 159"). This statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board's long-term measurement objectives for accounting for financial instruments. This statement is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007, although earlier adoption is permitted. Management has not determined the effect that adopting this statement would have on the Company's financial condition or results of operation.


NOTE 3   MINING CLAIMS

In December 2007, the Company, through its president, acquired, for $ 20,000 and 200,000 shares of stock, 100% of the rights, Bayhorse mining claims in Baker, Oregon. The property was quit claimed to the company immediately, so
the Company has full rights to the Bayhorse mining claims.   The Bayhorse
mining claims are located approximately 6.5 miles NE of the community of Huntington Oregon, in sections 8, 9, 16, 17, 19, 20 and 21, T, 13 S., R. 45 E., Willamette Meridian.

NOTE 4   PREFERRED AND COMMON STOCK

The Company is authorized to issue 10,000,000 shares of $ 0.001 par value preferred stock. All shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the preferred stock could, if they choose to do so, elect all of the directors of the Company. There are no preferred shares issued.

The Company is authorized to issue 100,000,000 shares of $ 0.001 par value common stock. All shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

The company sold 100,000 shares of common stock to each director for $ 100.

The directors are:

Director                        Shares                   Amount
--------                        ------                   ------
Scott Wetzel                    100,000                 $ 100.00
Ted Wagner                      100,000                 $ 100.00
Ray Kuh                         100,000                 $ 100.00

Total                           300,000                 $ 300.00
                                =======                 ========

On During the Period ended December 31, 2007, the Company sold 1,000,000 shares of common stock in a private placement for cash of $100,000 ($0.10 per share).

NOTE 5   STOCK OPTION PLAN

The Company's board of directors approved the adoption of the "2007 Non-Qualified Stock Option and Stock Appreciation Rights Plan" by unanimous consent on December 10, 2007. This plan was initiated to encourage and enable officers, directors, consultants, advisors and other key employees of the Company to acquire and retain a proprietary interest in the Company by ownership of its common stock. A total of 1,000,000 of the authorized shares of the Company's common stock may be subject to, or issued pursuant to, the terms of the plan. No options have been issued under the plan as of December 31, 2007.

NOTE 6    COMMITMENTS AND CONTINGENCIES

Rental and Secretarial Service Agreement

The Company has a month-to-month agreement with Scott Wetzel, the President of the Company, whereby Mr. Wetzel provides office space, phone access and secretarial services for $200 per month.

NOTE 7    PROPERTY PLANT AND EQUIPMENT

The Company records all purchases of property, plant and equipment at costs with annual review of impairment of long lived assets. The Company acquired the right to purchase a piece of property in Baker Oregon with 3 patented mining claims, and the Company acquired the property and closed on said property on December 26, 2007. The property went through a closing agent on December 26, 2007, title insurance was issued by an independent title company and valid consideration for the property in the amount of $20,000 cash and 200,000 shares of common stock was conveyed to the seller.

NOTE 8    IMPAIRMENT OF MINING PROPERTY, PLANT AND EQUIPMENT

As of December 31, 2007 there were no independently established reserves or resources of commercial grade on the Company's properties.

The cost of mineral properties is related to exploration properties. The Company has not determined whether the exploration properties contain ore reserves that are economically recoverable. The ultimate realization of the Company's investment in exploration properties is dependent up on the success of future property sales, the existence of economically recoverable reserves, and the ability of the Company to obtain financing or make other arrangements for development and upon future profitable production.


NOTE 9    COMPLIANCE WITH ENVIRONMENTAL REGULATIONS

The Company is subject to a variety of federal, state and local statutes, rules and regulations designed to protect human health and the environment in the vicinity of its mining operations. Activities at the Company's mining operations include continual efforts to meet or exceed these statutes, rules and regulations. These regulations include "permitting" or pre-operating approval requirements designed to ensure the environmental integrity of a proposed mining facility, operating requirements to mitigate the effects of discharges into the environment during mining operations, and reclamation or post-operation requirements designed to remediate the lands affected by a mining facility. The Company currently is not applying or seeking approval for a mining facility or discharge permits at this time, since the Company is just in the development stage.


NOTE 10    INCOME TAXES

Income taxes are provided based upon the liability method of accounting pursuant to Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (hereinafter "SFAS No. 109"). Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard imposed by SFAS No. 109 to allow recognition of such an asset.

Effective December 1, 2007, the Company adopted the Financial Accounting Standards Board ("FASB") Interpretation No. 48, Accounting for Uncertainty in Income Taxes-an interpretation of FASB Statement No. 109 ("FIN 48"). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. Additionally, FIN 48 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The adoption of FIN 48 did not have a material impact on the Company's financial position, results of operation or liquidity. The current Company policy classifies any interest recognized on an underpayment of income taxes as interest expense and classifies any statutory penalties recognized on a tax position taken as selling, general and administrative expense.

The Company has not taken a tax position that, if challenged, would have a material effect on the financial statements for the one month ended December 31, 2007, or during the prior three years applicable under FIN 48.

As a result of the adoption of FIN 48, we did not recognize any adjustment to the liability for uncertain tax position and therefore did not record any adjustment to the beginning balance of accumulated deficit on the consolidated balance sheet.

At December 31, 2007, the Company had deferred tax assets of approximately $ 2,213 principally arising from net operating loss carry forwards for income tax purposes calculated at an expected rate of 34%. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the deferred tax assets, a valuation allowance equal to the deferred tax assets was present at December 31, 2007.


The Company's deferred tax assets are estimated as follows:

                                                           December 31,
                                                               2008
                                                           ------------
Net operating loss carry forward                             $ 6,510

Deferred tax asset                                           $ 2,213
Deferred tax asset valuation allowance                      ($ 2,213)
                                                           ------------

Net deferred tax asset                                             -

                                 PART II

                INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses to be paid by us in connection with the securities being registered are as follows:

ITEM                                                AMOUNT
----                                               --------
SEC registration fee (1)                           $      6
Legal fees and expenses (1)                          10,000
Accounting fees and expenses (1)                     10,000
Transfer Agent & Registrar fees (1)                   2,500
Miscellaneous (1)                                     2,500
                                                   --------
Total Estimated Expenses                           $ 25,006

(1)  Estimated expenses


ITEM  14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

   The Registrant has authority under Section 78.7502 of the Nevada Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. The Registrant's Bylaws provide that the Registrant may insure, shall indemnify and shall advance expenses on behalf of our officers and directors to the fullest extent not prohibited by law. We are also a party to indemnification agreements with each of our directors and officers. The Registrant has also agreed to indemnify the selling shareholders named in the Registration Statement against certain liabilities, including liabilities under the Securities Act.

   The bylaws of the registrant provide that, to the fullest extent permitted by applicable law, the registrant shall indemnify any person who is a party or otherwise involved in any proceeding by reason of the fact that such person is or was a director or officer of the registrant or was serving at the request of the registrant.

   The registrant has not purchased insurance against costs, which may be incurred by it pursuant to the foregoing provisions of its certificate of incorporation and bylaws, nor does it insure its officers and directors against liabilities incurred by them in the discharge of their functions as such officers and directors.

Nevada corporation law provides that:

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful;

- a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

- to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

   We may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

- by our stockholders;

- by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

- if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

- if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

- by court order.

   Our By-laws provide we shall indemnify any director, officer, employee or agent of our company, or any person serving in any such capacity of any other entity or enterprise at our request, against any and all legal expenses, including attorney's fees, claims and or liabilities arising out of any action, suit or proceeding, except an action by or in the right of our company. We may, but are not required, to indemnify any person where such person acted in good faith and in a manner reasonably believed to be or not opposed to the best interests of our company and, with respect to any criminal action or proceeding, where there was not reasonable cause to believe the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order or settlement or conviction, shall not, of itself, create a presumption that the person did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of our company, and that, with respect to any criminal action or proceeding, there was reasonable cause to believe that the conduct was unlawful.

   Indemnification will be made by us only when authorized in the specific case and upon a determination that indemnification is proper by (i) the stockholders, (ii) a majority vote of a quorum of the board of directors, consisting of directors who were not parties to the action, suit or proceeding, or (iii) independent legal counsel in a written legal opinion, if a quorum of disinterested directors so orders or if a quorum of disinterested directors cannot be obtained.

   Expenses incurred in defending any action, suite or proceeding may be paid by our company in advance of the final disposition, when authorized by our board of directors, upon receipt of any undertaking by or on behalf of the person defending to repay such advances if indemnification is not ultimately available under the indemnification provisions of our By-laws.


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   Insofar as indemnification for liabilities arising under the Securities
Act of 1933 may be permitted to directors, officers and controlling persons of our company under Nevada law or otherwise, we have been advised the opinion of the Securities and Exchange Commission is that such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than payment by us for expenses incurred or paid by a director, officer or controlling person of our company in successful defense of any action, suit, or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction, the question of whether such indemnification by it is against public policy in the Securities Act of 1933 and will be governed by the final adjudication of such issue.


ITEM  15.  UNREGISTERED SECURITIES ISSUED OR SOLD WITHIN ONE YEAR.

   We issued 1,000,000 shares of common stock on December 31, 2007 to 23 non-accredited investors and 15 accredited investors at a price of $0.10 per share, for total proceeds of USD $100,000. These shares were issued pursuant to Section 4(2) of the Securities Act and Regulation D, Rule 504. The 1,000,000 shares of common stock are restricted shares as defined in the Securities Act and no underwriters were used.

   On December 26, 2007, we issued 200,000 shares of common stock to IBEX Minerals, Inc. as part of the compensation upon exercise of our option to purchase the Bayhorse Silver Property. These shares were issued pursuant to
Section 4(2) of the Securities Act.

   On December 10, 2007, 100,000 shares were issued to each of our three founders, Scott Wetzel, Raymond Kuh and Ted Wagner at $0.001 per share. These shares were issued pursuant to Section 4(2) of the Securities Act.



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ITEM  16.  INDEX TO EXHIBITS.

Exhibit
Number     Exhibit Description

3.1        Articles of Incorporation as filed in Nevada December 10, 2007

3.2        Bylaws of Trevenex Resources, Inc. dated December 10, 2007

5.1        Opinion on Legality

10.1 Option to Purchase Property Agreement between IBEX Minerals, Inc. and Scott Wetzel dated November 1, 2007

10.2       Assignment of Option to Purchase Property dated December 14, 2007

10.3       Form of Subscription Agreement

10.4 2007 Non-Qualified Stock Option and Stock Appreciation Rights Plan dated December 10, 2007

10.5       Geological report from Minex Exploration, Inc. dated May 2008

23.1 Consent of Independent Registered Public Accounting Firm of Williams and Webster, P.S.

23.2 Consent of Michael Espey, Esquire. (the consent is included in Exhibit 5.1)


ITEM  17.  UNDERTAKINGS.

   Trevenex Resources hereby undertakes to:

1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

   i) Include any prospectus required by section 10(a)(3) of the Securities Act; and

  ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

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 iii)  Include any additional or changed material information on the plan of distribution. provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 14(d) of the Securities Exchange Act of 1934;

2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering;

4) That, for the purpose of determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

   (i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 of Regulation C of the Securities Act;

  (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

 (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

  (iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

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   In the event that a claim for indemnification against such liabilities
(other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

   Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                                  EXHIBITS

The following exhibits are included as part of this Form S-1. References to the "Company" in this exhibit index refers only to Trevenex Resources, Inc., a Nevada corporation.

Exhibit
Number     Exhibit Description

3.1        Articles of Incorporation as filed in Nevada December 10, 2007

3.2        Bylaws of Trevenex Resources, Inc. dated December 10, 2007

5.1        Opinion on Legality

10.1 Option to Purchase Property Agreement between IBEX Minerals, Inc. and Scott Wetzel dated November 1, 2007

10.2       Assignment of Option to Purchase Property dated December 14, 2007

10.3       Form of Subscription Agreement

10.4 2007 Non-Qualified Stock Option and Stock Appreciation Rights Plan dated December 10, 2007

10.5       Geological report from Minex Exploration, Inc. dated May 2008

23.1 Consent of Independent Registered Public Accounting Firm of Williams and Webster, P.S.

23.2       Consent of Michael Espey, Esquire. (the consent is included in
           Exhibit 5.1)

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                                  SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorizes this registration statement to be signed on its behalf by the undersigned, in Spokane, Washington.

Date: July 14, 2008              TREVENEX RESOURCES, INC.
                                a Nevada corporation

                                By:  /s/  SCOTT WETZEL
                                     -------------------------------------
                                     President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the persons whose signatures appear below, which persons have signed such registration statement in the capacities and on the dates indicated:

/s/ SCOTT WETZEL        President, Chief Executive             July 14, 2008
----------------        Officer and Director
Scott Wetzel            (principal executive officer)

/s/ TED WAGNER          Vice President, Director               July 14, 2008
--------------
Ted Wagner

/s/RAYMOND KUH          Secretary, Treasurer, Director         July 14, 2008
--------------          (principal financial and
Raymond Kuh             accounting officer)


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